Exhibit 4.1

Execution Version

INDENTURE

Made as of February 21, 2023

Between

CANOPY GROWTH CORPORATION

(the “Corporation”)

and

COMPUTERSHARE TRUST COMPANY OF CANADA

(the “Trustee”)

(i)

(ii)	INDENTURE

(iii)	INDENTURE

(iv)	INDENTURE

Cross Reference Sheet*

This Cross Reference Sheet shows the location in the Indenture of the provisions inserted pursuant to Sections 310-318(a), inclusive of the Trust Indenture Act of 1939.

	TIA Section	Indenture Section**
310	(a)	Section 14.21
	(b)	Section 14.20 and Section 14.21
311	(a)	Section 14.22
	(b)	Section 14.22
312	(a)	Section 11.1
	(b)	Section 11.2
	(c)	Section 11.2
313	(a)	Section 11.4
	(b)	Section 11.4
	(c)	Section 11.4
	(d)	Section 11.4
314	(a)(1)	Section 11.3(1)
	(a)(2)	Section 11.3(2)
	(a)(3)	Section 11.3(1) and Section 11.3(2)
	(a)(4)	Section 11.3(1) and Section 7.6
	(b)	N.A.**
	(c)(1)	Section 14.4
	(c)(2)	Section 14.4
	(c)(3)	Section 14.4
	(d)	N.A.**
	(e)	Section 14.4
	(f)	Section 14.4
315	(a)	Section 14.2(2) and Section 14.3

1

	(b)	Section 8.2
	(c)	Section 14.2
	(d)	Article 14
	(e)	Section 8.14
316	(a)(1)	Section 8.3 and Section 8.15
	(a)(2)	N.A.**
	(a) (last sentence)	Section 1.2
	(b)	Section 8.4 and Section 8.5
	(c)	Section 11.5
317	(a)	Section 8.4
	(b)	N.A.**
318	(a)	Section 1.14

*	The Cross Reference Sheet is not part of the Indenture.
**	N.A. means “Not Applicable.”

2	INDENTURE

INDENTURE

This Indenture is made as of February 21, 2023, between

CANOPY GROWTH CORPORATION

a corporation existing under the Canada Business Corporations Act and having its head office in the City of Smiths Falls, in the Province of Ontario (the “Corporation”)

AND

COMPUTERSHARE TRUST COMPANY OF CANADA a trust company existing under the laws of Canada and registered to carry on business in the Province of British Columbia(the “Trustee”)

RECITALS

The Corporation wishes to create and issue the Debentures (as herein defined) in the manner and subject to the terms and conditions of this Indenture;

This Indenture and the Debentures shall be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and this Indenture and the Debentures shall be, to the extent applicable, governed by such provisions; and

FOR VALUE RECEIVED, the parties hereto agree as follows:

ARTICLE 1 – INTERPRETATION

Section 1.1 Definitions

In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent here- or therewith, the expressions following shall have the following meanings; however, all terms used in this Indenture and in any Debenture which are defined in the Trust Indenture Act, either directly or by reference therein, or which are by reference therein defined in the U.S. Securities Act (as defined below) (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the U.S. Securities Act, as applicable:

(1) “Applicable Securities Legislation” means (i) all applicable Canadian securities laws in each of the provinces and territories of Canada and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, notices, orders, blanket rulings and other regulatory instruments of the securities regulators in each province and territory of Canada, and all rules and policies of the Exchange and (ii) all applicable United States securities laws, including, without limitation, the U.S. Securities Act, the U.S. Securities Exchange Act, the Trust Indenture Act and all applicable state securities laws and all rules and policies of the Exchange;

3	INDENTURE

(2) “Approved Bank” has the meaning ascribed thereto in Section 14.8;

(3) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Closing Date, directly or indirectly managed or advised by a Debentureholder’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of a Debentureholder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Debentureholder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Corporation’s Common Shares would or could be aggregated with such Debentureholder’s and the other Attribution Parties for purposes of Section 13(d) of the U.S. Securities Exchange Act. For clarity, the purpose of this definition is to subject collectively all Debentureholders and all other Attribution Parties to the Maximum Percentage;

(4) “Auditors of the Corporation” means an independent firm of chartered accountants duly appointed as auditors of the Corporation;

(5) “Board of Directors” means the board of directors of the Corporation;

(6) “Book Based Only Debentures” means Debentures issued under this Indenture in accordance herewith in non-certificated form which are held only by way of book based (electronic) register maintained by the Trustee;

(7) “Business Day” means any day other than a Saturday, Sunday or any other day that the Trustee in Toronto, Ontario and Vancouver, British Columbia is not generally open for business;

(8) “Change of Control” means: (a) any event as a result of or following which a Person or group of Persons acting jointly and in concert within the meaning of Applicable Securities Legislation acquires beneficial ownership or exercise of control or direction over an aggregate of more than 50% of the aggregate voting rights attached to the Common Shares then outstanding; or (b) the sale, disposition or other transfer of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole; provided, however, that a merger, amalgamation or consolidation (or any similar transaction) effected to implement a recapitalization or reorganization of the Corporation (or any similar transaction) in which shareholders of the Corporation immediately prior to such transaction continue to own more than 50% of the combined voting power, directly or indirectly, of the Corporation or a successor entity pursuant to such transaction will not constitute a “Change of Control”;

(9) “Change of Control Offer” has the meaning ascribed thereto in subsection 2.5(12);

(10) “Change of Control Purchase Date” has the meaning ascribed thereto in subsection 2.5(12);

(11) “Closing Date” means February 21, 2023;

4	INDENTURE

(12) “Common Shares” means the common shares in the capital of the Corporation, as such common shares are constituted on the date of execution and delivery of this Indenture; provided that in the event of a change or a subdivision, revision, reduction, combination or consolidation thereof, any reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up, or such successive changes, subdivisions, redivisions, reductions, combinations or consolidations, reclassifications, capital reorganizations, consolidations, amalgamations, arrangements, mergers, sales or conveyances or liquidations, dissolutions or windings-up, then, subject to adjustments, if any, having been made in accordance with the provisions of Section 6.5, “Common Shares” shall, as the context may require, mean the shares or other securities or property resulting from such change, subdivision, redivision, reduction, combination or consolidation, reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up and provided, further, that the Common Shares shall be listed on an Exchange;

(13) “Conversion Price” means the dollar amount for which each Common Share may be issued from time to time upon the conversion of any Debenture, which for the Debentures the dollar amount shall be equal to 92.5% of the VWAP of the Common Shares on the Exchange during the three consecutive Trading Days ending on the Business Day immediately prior to the Date of Conversion, which are by their terms convertible in accordance with the provisions of Article 6;

(14) “Corporation” means Canopy Growth Corporation and includes any successor to or of the Corporation which shall have complied with the provisions of Article 10;

(15) “Counsel” means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Trustee or retained or employed by the Corporation and reasonably acceptable to the Trustee;

(16) “Date of Conversion” has the meaning ascribed thereto in subsection 6.4(2);

(17) “Debenture Certificate” means a certificate evidencing Debentures issued under this Indenture in accordance herewith and substantially in the form attached as Schedule A hereto;

(18) “Debenture Liabilities” has the meaning ascribed thereto in Section 5.1;

(19) “Debentureholders” or “holders” means the Persons for the time being entered in the register for Debentures as registered holders of Debentures in accordance with the provisions of Article 3;

(20) “Debentures” means the debentures of the Corporation designated as “5.00% Convertible Senior Unsecured Debentures” and described in Section 2.5, issued and certified hereunder, or deemed to be issued and certified hereunder, and for the time being outstanding, whether in definitive, uncertificated or interim form;

(21) “Defeased Debentures” has the meaning ascribed thereto in subsection 9.6(2);

5	INDENTURE

(22) “Dollars” or “$” has the meaning ascribed thereto in Section 1.7;

(23) “Event of Default” has the meaning ascribed thereto in Section 8.1;

(24) “Event of Default Condition” shall have the meaning assigned to such term in the definition of Second Tranche Conditions;

(25) “Exchange” means, the principal U.S. national or regional securities exchange on which the Common Shares are then listed, or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Shares are then traded;

(26) “Expiry Date” has the meaning ascribed thereto in Section 2.5(12);

(27) “Expiry Time” has the meaning ascribed thereto in Section 2.5(12);

(28) “Fully Registered Debentures” means Debentures registered in accordance with the provisions of Article 3 as to both principal and interest;

(29) “GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.17;

(30) “Group” means a “group” as that term is used in Section 13(d) of the U.S. Securities Exchange Act and as defined in Rule 13d-5 thereunder;

(31) “Initial Tranche” has the meaning ascribed thereto in Section 2.5(2);

(32) “Interest Payment Date” means each Date of Conversion (when corresponding to accrued and unpaid interest on the Principal Converted on such Date of Conversion from the date of issuance of such Debentures to, but excluding, such Date of Conversion) and, to the extent applicable, the Maturity Date (when corresponding to accrued and unpaid interest on the principal amount outstanding on the Maturity Date from the date of issuance of such Debentures to, but excluding, the Maturity Date). For certainty purposes, a Change of Control Purchase Date shall be deemed to be an Interest Payment Date (when corresponding to accrued and unpaid interest on the Principal Converted on such Change of Control Purchase Date from the date of issuance of such Debentures to, but excluding, such Change of Control Purchase Date);

(33) “Investor” means Verition Canada Master Fund Ltd.;

(34) “Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in any register of Debentureholders existing in accordance with the provisions of Article 3 at any time (including without limitation, on the Closing Date), the minimum number of the Trustee’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at that time by the Trustee, it being understood that neither preparation and issuance shall constitute part of such procedures for any purpose of this definition;

6	INDENTURE

(35) “Maturity Account” means an account or accounts required to be established by the Corporation (and which shall be maintained by and subject to the control of the Trustee) for the Debentures issued pursuant to and in accordance with this Indenture;

(36) “Material Adverse Effect” means (a) a material adverse effect on the business, property, operations or financial condition of the Corporation and its Subsidiaries, taken as a whole or (b) a material adverse effect on the ability of the Corporation to fully and timely perform its obligations hereunder;

(37) “Maturity Date” has the meaning ascribed thereto in Section 2.5(7);

(38) “Maximum Percentage” has the meaning ascribed thereto in Section 8.6(4);

(39) “Merger Event” has the meaning ascribed thereto in Section 6.5(a);

(40) “NI 62-104” means National Instrument 62-104 — Take-Over Bids and Issuer Bids;

(41) “Offer Price” has the meaning ascribed thereto in subsection 2.5(12);

(42) “Offering” means the offering of up to $150,000,000 aggregate principal amount of Debentures;

(43) “Officer’s Certificate” means a certificate of the Corporation signed by any authorized officer or director of the Corporation, in their capacity as an officer or director of the Corporation, and not in their personal capacity; each such certificate shall, to the extent required by the provisions thereof, comply with Section 314 of the Trust Indenture Act;

(44) “Person” includes an individual, corporation, company, partnership, joint venture, association, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof (and for the purposes of the definition of “Change of Control”, in addition to the foregoing, “Person” shall include any syndicate or group that would be deemed to be a “Person” under NI 62-104);

(45) “Placement Agent” means ATB Capital Markets Inc. or a nominee thereof;

(46) “Principal Converted” means the aggregate principal amount of Debentures converted on each Date of Conversion or on a Change of Control Purchase Date, as the case may be;

(47) “Registration Statement” means a registration statement of the Corporation on Form S-3ASR filed with the SEC to register the offer and sale of the Debentures and the underlying Common Shares by the Corporation or any subsequent registration statement required to be filed if the Corporation becomes ineligible to use Form S-3ASR or the initial Registration Statement otherwise becomes unavailable;

(48) “Registration Statement Condition” shall have the meaning assigned to such term in the definition of Second Tranche Conditions;

7	INDENTURE

(49) “Reported Outstanding Share Number” has the meaning ascribed thereto in Section 8.6(4);

(50) “SEC” means the U.S. Securities and Exchange Commission;

(51) “Second Closing” has the meaning ascribed thereto in Section 2.5(3);

(52) “Second Closing Date” has the meaning ascribed thereto in Section 2.5(3);

(53) “Second Closing Deadline” means the 60th day following the Trigger Date;

(54) “Second Tranche” has the meaning ascribed thereto in Section 2.5(3);

(55) “Second Tranche Conditions” means (i) the VWAP of the Common Shares on the Exchange during the three consecutive Trading Days ending on the day before the Trigger Date, or the date that the Registration Statement Condition and the Event of Default Condition is satisfied, as applicable, is greater than US$2.00 (subject to adjustments, which shall be confirmed by the Corporation to the Trustee by way of Officer’s Certificate upon request by the Trustee) (the “VWAP Condition”); (ii) the Registration Statement is available for the sale of the Debentures and the underlying Common Shares as determined by the Corporation in good faith (the “Registration Statement Condition”); and (iii) no Event of Default has occurred and is continuing (the “Event of Default Condition”);

(56) “Secured Creditor” means a holder or holders of Secured Indebtedness and, where the context requires, includes any representative or representatives, agent or agents or trustee or trustees of any such holder or holders;

(57) “Secured Indebtedness” means the principal of, the premium (if any) and interest and other obligations on secured indebtedness, statutory liens (other than statutory liens where the party is defending the same in good faith), secured bank or other institutional indebtedness, and secured project indebtedness, in each case owing by the Corporation or its Subsidiaries, or renewals, extensions, refinancing and refunding of such indebtedness, including, without limitation: (a) obligations of the Corporation or its Subsidiaries under any swap, hedging or other similar contracts or arrangements; and (b) all costs and expenses incurred by or on behalf of a holder of any Secured Indebtedness in enforcing payment or collection of any such Secured Indebtedness, including enforcing any security interest securing the same. “Secured Indebtedness” shall not include any indebtedness that would otherwise be Secured Indebtedness if it is expressly stated to be subordinate to or rank pari passu with the Debentures;

(58) “Senior Security” has the meaning ascribed thereto in clause 5.2(2)(a);

(59) “Subscription Agreement” means the subscription agreement dated on or about the date hereof between the Corporation and the Investor;

(60) “Subsidiary” has the meaning ascribed thereto in the Securities Act (Ontario);

(61) “Tax Act” means the Income Tax Act (Canada), as amended from time to time;

8	INDENTURE

(62) “this Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Indenture, as amended and/or supplemented from time to time, and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof;

(63) “Time of Expiry” has the meaning ascribed thereto in subsection Section 2.5(10) with respect to the Debentures;

(64) “Trading Day” means a day on which (a) the Exchange is open for trading and quotations; (b) there is no VWAP Market Disruption Event; and (c) trading in the Common Shares generally occurs on the Exchange. If the Common Shares are not so listed or traded, then “Trading Day” means a Business Day;

(65) “Trigger Date” means the first date upon which the Corporation, whether in one conversion or a series of conversions, has issued, paid or delivered Common Shares pursuant to one or more conversion notices issued under this Indenture in respect of $50,000,000 of the aggregate principal amount outstanding hereunder and the Debentures;

(66) “Trustee” means Computershare Trust Company of Canada, or its successor or successors, as trustee hereunder;

(67) “Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder;

(68) “Uncertificated Debenture” means any Debenture which is not issued as part of a Debenture Certificate and, for greater certainty, includes Debentures issued by way of Direct Registration System Advice;

(69) “United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States, or any political subdivision thereof, and the District of Columbia;

(70) “U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

(71) “U.S. Securities Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(72) “VWAP” means the per share volume-weighted average price of the Common Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CGC US <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one Common Share on such Trading Day, determined, using a volume-weighted average price method, by a U.S. nationally recognized independent investment banking firm selected by the Corporation). The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session hours;

9	INDENTURE

(73) “VWAP Condition” shall have the meaning assigned to such term in the definition of Second Tranche Conditions;

(74) “VWAP Market Disruption Event” means, with respect to any date, (a) the failure by the Exchange to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half-hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m., Toronto time, on such date.

(75) “Withholding Taxes” has the meaning ascribed to it in Section 7.10; and

(76) “Written Direction of the Corporation” means an instrument in writing signed by any one officer or director of the Corporation.

Section 1.2 Meaning of “Outstanding”

Subject to the last sentence of Section 316(a) of the Trust Indenture Act, every Debenture executed by the Corporation and certified and delivered by, or every Uncertificated Debenture issued by the Corporation and authenticated by, the Trustee by completing its Internal Procedures hereunder shall be deemed to be outstanding until it is cancelled or converted or delivered to the Trustee for cancellation or conversion for Common Shares and shall have been delivered and set aside under Section 9.2, provided that:

(a)	Debentures which have been partially converted shall be deemed to be outstanding only to the extent of the unconverted part of the principal amount thereof;

(b)

when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding; and

(c)

for the purposes of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, Debentures owned directly or indirectly, legally or equitably, by the Corporation or its affiliates shall be disregarded except that:

(i)

for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, only the Debentures which the Trustee knows are so owned shall be so disregarded; and

10	INDENTURE

(ii)

Debentures so owned which have been pledged in good faith other than to the Corporation or its affiliates shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debentures, sign consents, requisitions or other instruments or take such other actions in the pledgee’s discretion free from the control of the Corporation or an affiliate of the Corporation.

Section 1.3 Interpretation

In this Indenture:

(a)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)	all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture;

(c)	all references to Sections, subsections or clauses refer, unless otherwise specified, to Sections, subsections or clauses of this Indenture;

(d)

words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them;

(e)

reference to any agreement or other instrument in writing means such agreement or other instrument in writing (including a facsimile, PDF or other electronic transmission) as amended, modified, replaced or supplemented from time to time;

(f)

reference to any signature means a signature completed manually or by facsimile or by way of a digital signature, including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other similar digital signature provider, subject to approval by the Trustee (acting reasonably) at the relevant time);

(g)	unless otherwise indicated, reference to a statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time; and

(h)

unless otherwise indicated, time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated by including the day on which the period commences and excluding the day on which the period ends.

11	INDENTURE

Section 1.4 Incorporation by Reference of Trust Indenture Act

This Indenture and each of the Debentures is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture and each of the Debentures. The following Trust Indenture Act terms have the following meanings:

(a)	“indenture securities” means the Debentures;

(b)	“indenture security holder” means a Debentureholder;

(c)	“indenture to be qualified” means this Indenture; and

(d)	“indenture trustee” or “institutional trustee” means the Trustee.

All other terms used in this Indenture and in any Debenture which are defined in the Trust Indenture Act, either directly or by reference therein, or which are by reference therein defined in the U.S. Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the U.S. Securities Act, as applicable.

Section 1.5 Headings, etc.

The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Debentures.

Section 1.6 Time of Essence

Time shall be of the essence of this Indenture.

Section 1.7 Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of the United States (“Dollars” or “$”) unless otherwise expressed.

Section 1.8 Invalidity

Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

Section 1.9 Language

Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture and all documents relating hereto, including, without limiting the generality of the foregoing, the Form of Debenture attached hereto as Schedule A, be drawn up in the English language only.

12	INDENTURE

Section 1.10 Successors and Assigns

All covenants and agreements of the Corporation in this Indenture and the Debentures shall bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 1.11 Severability

In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, such provision shall be deemed to be severed herefrom or therefrom and the validity, legality and enforceability of the remaining provisions shall not in any way be affected, prejudiced or impaired thereby.

Section 1.12 Entire Agreement

This Indenture and all supplemental indentures and Schedules hereto and thereto, and the Debentures issued hereunder and thereunder, together constitute the entire agreement between the parties hereto with respect to the obligations created hereunder and thereunder and under the Debentures and supersedes as of the date hereof all prior memoranda, agreements, negotiations, discussions and term sheets, whether oral or written, with respect to the obligations created hereunder or thereunder and under the Debentures.

Section 1.13 Benefits of Indenture

Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, any Debentureholder, and the Secured Creditors (to the extent provided in Article 5 only), any benefit or any legal or equitable right, remedy or claim under this Indenture or in the Debentures.

Section 1.14 Applicable Law and Attornment; Conflict with Trust Indenture Act

This Indenture, any supplemental indenture and the Debentures shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts, with respect to any suit, action or proceedings relating to this Indenture, any supplemental indenture or any Debenture, the Corporation, the Trustee and each holder irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

Additionally, this Indenture, any supplemental indenture and the Debentures shall be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture, any supplemental indenture or any Debenture and shall, to the extent applicable, be governed by such provisions and, if and to the extent that any provision hereof or thereof limits, qualifies or conflicts with any mandatory provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, any supplemental indenture or any Debenture, the Trust Indenture Act provision shall control (and notwithstanding any provisions of this Indenture, any supplemental indenture or any Debenture to the contrary).

13	INDENTURE

For greater certainty, if and to the extent that any provision of this Indenture, any supplemental indenture or any Debenture or applicable law limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, or conflicts with any provision required by or deemed to be included in this Indenture, any supplemental indenture or any Debenture by operation of such Trust Indenture Act sections (and notwithstanding any provisions of this Indenture or the Debentures to the contrary), the Trust Indenture Act shall control.

Each of the Corporation and the Trustee agrees to comply with all provisions of the Trust Indenture Act applicable to or binding upon it in connection with this Indenture, any supplemental indenture and any Debenture.

Section 1.15 Payment

All payments to be made under this Indenture or any Debenture shall only be made in Common Shares and, for greater certainty, in no event shall any cash payment or any other property of the Corporation be payable by the Corporation to the Debentureholders in connection with, or as a result of, the issuance, conversion or repayment of the Debentures.

Section 1.16 Non-Business Days

Whenever any payment to be made hereunder shall be due, any period of time would begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculation shall be made and such other action shall be taken, as the case may be, unless otherwise specifically provided herein, on or as of the next succeeding Business Day without any additional interest, cost or charge to the Corporation.

Section 1.17 Accounting Terms

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

Section 1.18 Calculations

The Placement Agent, at the direction of the Corporation, shall be responsible for making all calculations called for hereunder including, without limitation, calculations of the Conversion Price. The Placement Agent, at the direction of the Corporation, shall make such calculations in good faith and, absent manifest error, the Placement Agent’s calculations shall be final and binding on all holders and the Trustee. The Corporation will provide a schedule of the Placement Agent’s calculations to the Trustee and the Trustee shall be entitled to rely conclusively on the accuracy of such calculations without independent verification.

14	INDENTURE

Section 1.19 Acts of Debentureholders

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Debentureholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by Debentureholders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Corporation. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Debentureholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Debenture, shall be sufficient for any purpose of this Indenture and conclusive in favour of the Trustee and the Corporation, if made in the manner provided in this Section 1.19.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of the Debentures, including the principal amount and serial numbers, and the date of holding the same, shall be proved by the register of Debentureholders, as maintained by the Trustee.

If the Corporation shall solicit from the Debentureholders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Corporation may, at its option, by or pursuant to a board resolution, fix in advance a record date for the determination of Debentureholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Corporation shall have no obligation to do so.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Debentureholders shall bind every future debentureholder of the same Debenture and the Debentureholders issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Corporation in reliance thereon, whether or not notation of such action is made upon such Debenture.

Section 1.20 Schedules

(1)	The following Schedules are incorporated into and form part of this Indenture:

Schedule A – Form of Debenture

Schedule B – Form of Notice of Conversion

Schedule C – Form of Schedule of Conversions

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(2) In the event of any inconsistency between the provisions of any Section of this Indenture and the provisions of the Schedules which form a part hereof, the provisions of this Indenture shall prevail to the extent of the inconsistency.

ARTICLE 2 – THE DEBENTURES

Section 2.1 [Reserved].

Section 2.2 Limit of Debentures

The aggregate principal amount of Debentures authorized to be issued under this Indenture is $150,000,000, but Debentures may be issued only upon and subject to the conditions and limitations herein set forth.

Section 2.3 No Redemption or Repurchase.

The Debentures shall not be subject to early redemption or repurchase at the option of the Corporation.

Section 2.4 [Reserved].

Section 2.5 Form and Terms of Debentures

(1) The Debentures authorized for issue under this Indenture are limited to an aggregate principal amount of up to $150,000,000 and shall be designated as “5.00% Convertible Senior Unsecured Debentures”. The Debentures shall be in the form provided for in Schedule A hereto. For the avoidance of doubt, it is acknowledged and agreed that the Debentures (including, for greater certainty, the Initial Tranche and, if issued, the Second Tranche) shall constitute one and the same series and the Debentures shall be the only debentures issued under or pursuant to this Indenture.

(2) An aggregate principal amount of $100,000,000 of the Debentures shall be issued by the Corporation to the Investor, or as otherwise directed by the Investor in writing, on the Closing Date (the “Initial Tranche”).

(3) On the second Business Day following the date, that occurs on or after the Trigger Date and prior to the Second Closing Deadline, on which all of the Second Tranche Conditions have been satisfied, an aggregate principal amount of $50,000,000 of the Debentures shall be issued by the Corporation to the Investor, or as otherwise directed by the Investor in writing (the “Second Tranche”) (if requested by the Trustee, all such conditions to be confirmed by the Corporation to the Trustee by way of an Officer’s Certificate) (such closing the “Second Closing” and such date, the “Second Closing Date”).

(4) For greater certainty, the Investor may at any time prior to the Second Closing Deadline irrevocably waive in writing the VWAP Condition and/or the Event of Default Condition, whereupon any such waived condition(s) shall not apply for purposes of this Indenture, including for purposes of the definition of “Second Tranche Conditions”.

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(5) During the period from the Trigger Date until the earlier to occur of the Second Closing and the Second Closing Deadline, the Corporation will immediately notify the Investor in writing from time to time: (i) if the Registration Statement Condition is satisfied, and if previously satisfied, ceases to be satisfied, and thereafter is satisfied, and so on; and (ii) if an Event of Default occurs.

(6) For greater certainty, in the event that the Second Tranche Conditions are not satisfied (or with respect to the VWAP Condition and/or the Event of Default Condition, waived in accordance with Section 2.5(4)) prior to the Second Closing Deadline, then the Second Closing shall not occur.

(7) The Debentures shall mature on February 28, 2028 (the “Maturity Date” for the Debentures).

(8) The Debentures shall bear interest from the date of issuance of such Debentures at the rate of 5.00% per annum (based on a year of 365 or 366 days, as the case may be), payable after as well as before default, with interest on amounts in default at the same rate, in each case, in Common Shares on the Principal Converted on each Interest Payment Date in accordance with Section 6.4. For certainty, the first interest payment will include interest accrued on the applicable Principal Converted from and including the date of issuance of the applicable Debentures to, but excluding, the first Interest Payment Date. Any subsequent interest payment will include interest accrued on the applicable Principal Converted from and including the date of issuance of the applicable Debentures to, but excluding, such subsequent Interest Payment Date. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day. The record date for the payment of interest payable on the Debentures will be the applicable Interest Payment Date. Any and all interest payable under this Indenture or any Debenture shall be paid in Common Shares, and for greater certainty, in no event shall any cash payment or any other property of the Corporation be payable by the Corporation to the Debentureholders in connection with, or as a result of, the issuance, conversion or repayment of the Debentures.

(9) The Debentures shall be subordinated to all existing and future Secured Indebtedness of the Corporation in accordance with the provisions of Article 5. Each Debenture will rank pari passu with each other Debenture (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all other present and future senior unsecured obligations or indebtedness of the Corporation.

(10) Upon and subject to the provisions and conditions of Article 6 and Section 3.7, the holder of each Debenture shall have the right at such holder’s option, at any time prior to the close of business on the earlier of (i) the Business Day immediately preceding the Maturity Date of the Debentures; or (ii) if subject to conversion pursuant to a Change of Control, on the Business Day immediately preceding the Change of Control Purchase Date, subject to the satisfaction of certain conditions, by notice to the holders of Debentures in accordance with Section 2.5(12)(a) (the earlier of which will be the “Time of Expiry” for the purposes of Article 6 in respect of the Debentures), to convert any part, being $1,000 or an integral multiple of $1,000 thereof, of the principal amount of an Debenture plus any accrued and unpaid interest thereon into Common Shares at the Conversion Price in effect on the applicable Date of Conversion.

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No adjustment in the number of Common Shares to be issued upon conversion of the Debentures will be made for dividends or distributions on Common Shares issuable upon conversion of the Debentures. No fractional Common Shares will be issued upon conversion of the Debentures and where the aggregate number of Common Shares to be so issued to a Debentureholder would result in a fraction of a Common Share being issuable, the number of Common Shares to be received by such holder shall be rounded down to the nearest whole Common Share. The Conversion Price applicable to, and the Common Shares receivable on the conversion of, the Debentures is subject to adjustment pursuant to the provisions of Section 6.5. Holders converting their Debentures will receive the applicable number of Common Shares due on account of the principal and all accrued and unpaid interest (subject to Section 7.10) in respect of the Debentures surrendered for conversion up to but excluding the Date of Conversion from, and including, the date of issuance of such Debentures.

(11) The Debentures shall be issued in denominations of $1,000 and integral multiples of $1,000 thereof. Each Debenture and the certificate of the Trustee endorsed thereon shall be issued in substantially the form set out in Schedule A, with such insertions, omissions, substitutions or other variations as shall be required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the Board of Directors executing such Debenture in accordance with Section 2.8 hereof, as conclusively evidenced by their execution of a Debenture. Each Debenture shall additionally bear such distinguishing letters and numbers as the Trustee shall approve. Notwithstanding the foregoing, a Debenture may be in such other form or forms as may, from time to time, be, approved by a resolution of the Board of Directors, or as specified in an Officer’s Certificate or in an indenture supplemental hereto, in each case, in accordance herewith. The Debentures may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another.

The Debentures shall be issued in the form of one or more Debenture Certificates and/or as Uncertificated Debentures.

(12) Within 30 days following the occurrence of a Change of Control, and subject to the provisions and conditions of this subsection 2.5(12), the Corporation shall be obligated to offer to convert all of the Debentures then outstanding including all accrued but unpaid interest thereon. The terms and conditions of such obligation are set forth below:

(a)

Within 30 days following the occurrence of a Change of Control, the Corporation shall deliver to the Trustee, and the Trustee shall promptly deliver to the holders of the Debentures, a notice stating that there has been a Change of Control and specifying the date on which such Change of Control occurred and the circumstances or events giving rise to such Change of Control together with an offer to each holder of the Debentures in writing to convert all of the

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Debentures then outstanding at no less than 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to but excluding the Change of Control Purchase Date (the “Offer Price”) in such number of Common Shares as is equal to the Offer Price divided by the Conversion Price as of the Change of Control Purchase Date (the “Change of Control Offer”). The Change of Control Offer shall specify the date (the “Expiry Date”) and time (the “Expiry Time”) on which the Change of Control Offer shall expire, which date and time shall not, unless otherwise required by Applicable Securities Legislation, be earlier than the close of business on the 35th day and not later than the close of business on the 60th day following the date on which such notice of the Change of Control Offer is delivered to the Trustee. The Change of Control Offer shall specify that the Change of Control Offer may be accepted by the holders of the Debentures by tendering the Debentures so held by them to the Trustee at its principal office in Vancouver, British Columbia at or before the Expiry Time together with an acceptance notice in form and substance acceptable to the Corporation and the Trustee, each acting reasonably. The Change of Control Offer shall specify a date (the “Change of Control Purchase Date”) no later than the tenth Business Day following the Expiry Date on which the Corporation shall convert all Debentures duly tendered in acceptance of the Change of Control Offer in exchange for Common Shares at the Conversion Price as of the Change of Control Purchase Date.

(b)

The Corporation shall, on or before 11:00 a.m. (Toronto time) on the Change of Control Purchase Date, deposit with the Trustee or any paying agent to the order of the Trustee, such number of Common Shares as is sufficient to pay the Offer Price of the Debentures to be converted by the Corporation on the Change of Control Purchase Date (subject to Section 7.10). The Corporation shall also deposit with the Trustee a sum of money sufficient to pay any reasonable and duly documented charges or expenses which may be incurred by the Trustee in connection with such conversion. Every such deposit shall be irrevocable. From the Common Shares so deposited, the Trustee shall pay or cause to be paid to the holders of such Debentures, the Offer Price to which they are entitled (subject to Section 7.10) on the conversion.

(c)

In the event that one or more of such Debentures being converted in accordance with this subsection 2.5(12) becomes subject to conversion in part only, upon surrender of such Debentures for payment of the Offer Price, the Corporation shall execute and the Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order, one or more new Debentures for the portion of the principal amount of the Debentures not converted.

(d)

Debentures for which holders have accepted the Change of Control Offer and Debentures which the Corporation has elected to convert in accordance with this subsection 2.5(12) shall become due and payable at the Offer Price on the Change of Control Purchase Date, in the same manner and with the same effect

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as if it were the Maturity Date specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after the Change of Control Purchase Date, if the Common Shares necessary to convert the Debentures shall have been deposited as provided in this subsection 2.5(12) and affidavits or other proofs satisfactory to the Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest on the Debentures shall cease to accrue. If any question shall arise as to whether any notice has been given as provided above or such deposit made, such question shall be decided by the Trustee, acting reasonably, whose decision shall be final and binding upon all parties in interest.

(e)

In case the holder of any Debenture to be converted in accordance with this subsection 2.5(12) shall fail on or before the Change of Control Purchase Date to so surrender such Debenture or shall not within such time accept or take delivery of certificates representing such Common Shares issuable in respect thereof, or give such receipt therefor, if any, as the Trustee may reasonably require, such certificates may be held in trust, without interest, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the Common Shares so set aside and the Debentureholder shall have no other rights as regards the Corporation or the Trustee except, in the case of the Trustee, to receive or take delivery of the certificates representing the Common Shares so deposited upon surrender and delivery of such holder’s Debentures. In the event that certificates representing Common Shares required to be deposited hereunder with the Trustee or any depository or paying agent on account of principal, premium, if any, interest, if any, or on account of any conversion, on Debentures issued hereunder shall remain so deposited for a period of three years from the Change of Control Purchase Date, then such certificates representing Common Shares, together with any accrued and unpaid interest thereon, or any distributions paid thereon, shall at the end of such period be paid over or delivered over by the Trustee or such depository or paying agent to the Corporation and the Trustee shall not be responsible to Debentureholders for any amounts owing to them.

(f)

Subject to the provisions above related to Debentures converted in part, all Debentures converted and paid under this subsection 2.5(12) shall forthwith be delivered to the Trustee and cancelled and no Debentures shall be issued in substitution therefor.

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Section 2.6 [Reserved].

Section 2.7 [Reserved].

Section 2.8 Execution of Debentures

Subject to Section 2.9 with respect to Uncertificated Debentures, all Debentures shall be signed (either manually or by electronic signature) by any one authorized director or officer of the Corporation holding office at the time of signing. An electronic signature upon a Debenture shall for all purposes of this Indenture be deemed to be the signature of the Person whose signature it purports to be. Notwithstanding that any Person whose signature, either manual or in electronic form, appears on a Debenture as a director or officer may no longer hold such office at the date of the Debenture or at the date of the certification and delivery thereof, such Debenture shall be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

Section 2.9 Certification of Debentures

(1) No Debenture shall be issued or, if issued, shall be obligatory on the Corporation or shall entitle the holder to the benefits of this Indenture, until it has been certified by or on behalf of the Trustee substantially in the form set out in this Indenture, in the relevant supplemental indenture, or in some other form approved by the Trustee. Such certification or authentication of any Debenture shall be conclusive evidence that such Debenture is duly issued, is a valid obligation of the Corporation and the holder is entitled to the benefits hereof. Debentures will be certified or authenticated on a Written Direction of the Corporation.

(2) The certificate of the Trustee signed on the Debentures, or interim Debentures hereinafter mentioned, and the authentication of Uncertificated Debentures, shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debentures or interim Debentures or as to the issuance of the Debentures or interim Debentures and the Trustee shall in no respect be liable or answerable for the use made of the Debentures or interim Debentures or any of them or the proceeds thereof. The certificate of the Trustee on the Debentures or interim Debentures, and the authentication of Uncertificated Debentures, shall, however, be a representation and warranty by the Trustee that the Debentures or interim Debentures have been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture.

(3) The Trustee shall certify Uncertificated Debentures (whether upon original issuance, exchange, registration or otherwise) by completing its Internal Procedures and the Corporation shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Debentures have been duly issued hereunder and that the holder or holders are entitled to the benefits of this Indenture. The register shall be final and conclusive evidence as to all matters relating to Uncertificated Debentures with respect to which this Indenture requires the Trustee to maintain records or accounts. In case of differences between the register at any time and any other time, the register at the later time shall be controlling, absent manifest error and such Uncertificated Debentures shall be binding on the Corporation.

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Section 2.10 Interim Debentures or Certificates

Pending the delivery of definitive Debentures to the Trustee, the Corporation may issue and the Trustee may certify in lieu thereof interim Debentures in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Debentures when the same are ready for delivery; or the Corporation may execute and the Trustee may certify a temporary Debenture for the whole principal amount of Debentures then authorized to be issued hereunder and the Corporation may deliver the same to the Trustee and thereupon the Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Debenture so delivered to it, as the Corporation and the Trustee may approve entitling the holders thereof to definitive Debentures when the same are ready for delivery; and, when so issued and certified, such interim or temporary Debentures or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with all other Debentures duly issued hereunder and, pending the exchange thereof for definitive Debentures, the holders of the interim or temporary Debentures or interim certificates shall be deemed without duplication to be Debentureholders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Corporation shall have delivered the definitive Debentures to the Trustee, the Trustee shall cancel such temporary Debentures, if any, and shall call in for exchange all interim Debentures or certificates that shall have been issued and forthwith after such exchange shall cancel the same. No charge shall be made by the Corporation or the Trustee to the holders of such interim or temporary Debentures or interim certificates for the exchange thereof. All interest paid upon interim or temporary Debentures or interim certificates shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.

Section 2.11 Mutilation, Loss, Theft or Destruction

In case any of the Debentures issued hereunder shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the Trustee shall certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Trustee and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Debentures issued or to be issued hereunder. In case of loss, theft or destruction the applicant for a substituted Debenture shall furnish to the Corporation and to the Trustee such evidence of the loss, theft or destruction of the Debenture as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond reasonably satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.

Section 2.12 Concerning Interest

(1) All Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures which are interest bearing, shall bear interest from and including their issue date to and excluding the applicable Interest Payment Date.

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(2) Interest shall be computed on the basis of a year of 365 or 366 days, as the case may be. With respect to any Debentures, whenever interest is computed on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

Section 2.13 Debentures to Rank Pari Passu

The Debentures will be direct senior unsecured obligations of the Corporation. Each Debenture will rank pari passu with each other Debenture (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all other present and future senior unsecured obligations or indebtedness of the Corporation.

Section 2.14 Payments of Amounts Due on Maturity

Except as may otherwise be provided herein or in any supplemental indenture in respect of any Debentures, payments of amounts due upon maturity of the Debentures will be made in the following manner. The Corporation will establish and maintain with the Trustee a Maturity Account for the Debentures. The Maturity Account shall be maintained by and be subject to the control of the Trustee for the purposes of this Indenture. Subject to Section 6.7, on or before 11:00 a.m. (Toronto time) on the Maturity Date for Debentures outstanding from time to time under this Indenture, the Corporation shall deliver to the Trustee in the Maturity Account such number of Common Shares as is equal to the sum of the aggregate principal amount of such Debentures outstanding at such time (or until payment is received by the Trustee) plus all accrued and unpaid interest thereon (less any tax required by law to be deducted) divided by the Conversion Price as of the Maturity Date. The Trustee, on behalf of the Corporation, will deliver such Common Shares to each holder entitled to receive delivery thereof on account of the principal amount thereof and all accrued and unpaid interest on thereon, upon surrender of the Debenture at any branch of the Trustee designated for such purpose from time to time by the Corporation and the Trustee. At the direction of the Corporation, the Trustee will remit such taxes withheld as and when required to the applicable tax authorities. The delivery of such Common Shares to the Trustee for deposit to the Maturity Account will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of such Common Shares relates to the extent of the amount delivered (subject to Section 7.10) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the Common Shares so delivered or made available the number of such Common Shares to which it is entitled on the Maturity Date.

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ARTICLE 3 – REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

Section 3.1 Book Based Only Debentures

(1) With respect to Debentures issuable in whole or in part as one or more Book Based Only Debentures, the Corporation shall cause to be kept by and at the principal offices of the Trustee in Vancouver, British Columbia and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as the Corporation may designate with the approval of the Trustee, a register in which shall be entered the name and address of the holder of each such Book Based Only Debenture as holder thereof and particulars of the Book Based Only Debenture held by it. If any Debentures are at any time not Book Based Only Debentures, the provisions of Section 3.2 shall govern with respect to registrations of such Debentures.

(2) Notwithstanding any provisions made in this Indenture for the issuance, certification and authentication of Debentures in physical form, the Debentures issued under the terms of this Indenture may also be issued in book based only form, non-certificated and appearing on the register of the Trustee as a book based entry.

(3) In the establishment and maintenance of a non-certificated Book Based Only Debenture issue, the Trustee shall maintain such a record on its register for Debentures in book based form only. The parties hereto further recognize that, notwithstanding the issuance of Book Based Only Debentures, conversions of Debentures shall occur as contemplated by the terms of this Indenture but the Trustee is permitted to employ whatever reasonable means it may from time to time require in order to guarantee the unhindered (but subject to the terms and conditions hereof) conversion of such Debentures appearing on the register for Debentures in book based only form by making whatever arrangements are deemed necessary by it.

Section 3.2 Fully Registered Debentures

(1) With respect to Debentures issuable as Fully Registered Debentures, the Corporation shall cause to be kept by and at the principal office of the Trustee in Vancouver, British Columbia and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as may be specified in the Debentures or as the Corporation may designate with the approval of the Trustee, a register in which shall be entered the names and addresses of the holders of Fully Registered Debentures and particulars of the Debentures held by them respectively.

(2) The Debentures issued pursuant to or in connection with this Indenture or any supplemental indenture are not transferrable and no transfer, sale, assignment or other disposition of any Debenture or any part thereof or amount evidenced thereby shall be valid unless (i) all of the Debentures issued and outstanding pursuant to this Indenture are transferred in whole and not in part to a single Person, (ii) such transfer is made with the prior written consent of the Corporation, such consent not to be unreasonably withheld (and provided that such consent shall be deemed not to be unreasonably withheld if the assignee has not agreed to purchase and assume all obligations relating to or in connection with the Second Tranche, subject to the Second Tranche Conditions, to the extent that Second Tranche has not previously occurred) and (iv) such transfer is made, and the conversion of the Debentures following such transfer will be made, in compliance with Applicable Securities Legislation. In the event a transfer, sale, assignment or other disposition of any Debenture is completed in accordance with this Section, the Trustee shall be permitted to request copies of all relevant documentation pertaining to such transfer, sale, assignment or other disposition as the Trustee, acting reasonably, may require in connection with the fulfillment and discharge of its duties under this Indenture

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Section 3.3 [Reserved].

Section 3.4 No Notice of Trusts

Neither the Corporation nor the Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the Person registered as the holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

Section 3.5 Registers Open for Inspection

The registers referred to in Sections 3.1 and 3.2 shall at all reasonable times be open for inspection by the Corporation, the Trustee or any Debentureholder. Every registrar, including the Trustee, shall from time to time when requested so to do by the Corporation, in writing, furnish the Corporation with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount and serial numbers of the Debentures held by each such holder, provided the Trustee shall be entitled to charge a reasonable fee to the Corporation to provide such a list.

Section 3.6 Exchanges of Debentures

(1) Subject to Section 3.1, 3.2 and 3.7, Debentures in any authorized form or denomination may be exchanged for Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.

(2) In respect of exchanges of Debentures permitted by subsection 3.6(1), Debentures may be exchanged only at the principal offices of the Trustee in the City of Vancouver, British Columbia or at such other place or places, if any, as may be specified in the Debentures and at such other place or places as may from time to time be designated by the Corporation with the approval of the Trustee. Any Debentures surrendered for exchange shall be surrendered to the Trustee. The Corporation shall execute and the Trustee shall certify all Debentures necessary to carry out exchanges as aforesaid. All Debentures surrendered for exchange shall be cancelled.

Section 3.7 Closing of Registers

(1) Neither the Corporation nor the Trustee nor any registrar shall be required to make conversions of any Debentures the Business Day immediately preceding the Maturity Date for the Debentures.

(2) Subject to any restriction herein provided, the Corporation with the approval of the Trustee may at any time close any register for the Debentures, other than those kept at the principal offices of the Trustee in Vancouver, British Columbia, and transfer the registration of any Debentures registered thereon to another register (which may be an existing register) and thereafter such Debentures shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Debentures.

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Section 3.8 Charges for Registration, Transfer and Exchange

For each Debenture exchanged, registered or discharged from registration, the Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon from time to time by the Trustee and the Corporation), and payment of such charges and reimbursement of the Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Debentureholder hereunder:

(a)	for any exchange, registration or discharge from registration of any Debenture applied for within a period of two months from the date of the first delivery of the Debentures;

(b)	for any exchange of any interim or temporary Debenture or interim certificate that has been issued under Section 2.10 for a definitive Debenture;

(c)	for any exchange of an Uncertificated Debenture; or

(d)	for any discharge from registration in connection with a cancellation of a Debenture.

Section 3.9 Ownership of Debentures

(1) Unless otherwise required by law, the Person in whose name any registered Debenture is registered shall for all purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and interest thereon shall be made to such registered holder.

(2) The registered holder for the time being of any registered Debenture shall be entitled to the principal, premium, if any, and/or interest evidenced by such instruments, respectively, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such registered holder for any such principal, premium or interest shall be a good discharge to the Trustee, any registrar and to the Corporation for the same and none shall be bound to inquire into the title of any such registered holder.

(3) Where Debentures are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge, to the Trustee, any registrar and to the Corporation.

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(4) In the case of the death of one or more joint holders of any Debenture the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Trustee and any registrar and to the Corporation.

ARTICLE 4 – [RESERVED]

ARTICLE 5 – SUBORDINATION OF DEBENTURES

Section 5.1 Applicability of Article

All liabilities and obligations of the Corporation hereunder (except as provided in Section 14.14) or under the Debentures, whether on account of principal, premium, if any, interest or otherwise, but excluding any issuance of Common Shares in accordance with the terms of this Indenture, including for greater certainty, in connection with the payment of any interest pursuant to Section 2.5(8), any Change of Control Offer, any conversion pursuant to Article 6, or at maturity pursuant to Section 2.14 (collectively, the “Debenture Liabilities”), shall be subordinated and postponed and subject in right of payment, to the extent and in the manner hereinafter set forth in the following Sections of this Article 5, to the full and final payment of all Secured Indebtedness, and each holder of any such Debenture by their acceptance thereof agrees to and shall be bound by the provisions of this Article 5.

Section 5.2 Order of Payment

(1) In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to the Corporation, or to its property or assets, or in the event of any proceedings for voluntary liquidation, dissolution or voluntary winding-up of the Corporation, whether or not involving insolvency or bankruptcy, or any marshalling of the assets and liabilities of the Corporation:

(a)	all Secured Indebtedness shall first be paid in full, or provision made for such payment, before any payment is made on account of Debenture Liabilities;

(b)

any payment or distribution of assets of the Corporation, whether in cash, property or securities, to which the holders of the Debentures or the Trustee on behalf of such holders would be entitled on account of Debenture Liabilities except for the provisions of this Article 5 and Section 8.6, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Secured Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Secured Indebtedness may have been issued, to the extent necessary to pay all Secured Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Secured Indebtedness; and

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(c)

the Secured Creditors or a receiver or a receiver-manager of the Corporation or of all or part of its assets or any other enforcement agent may sell, mortgage, or otherwise dispose of the Corporation’s assets in whole or in part, free and clear of all Debenture Liabilities and without the approval of the Debentureholders or the Trustee.

(2) The rights and priority of the Secured Indebtedness and the subordination pursuant hereto shall not be affected by:

(a)

the time, sequence or order of creating, granting, executing, delivering of, or registering, perfecting or failing to register or perfect any security notice, caveat, financing statement or other notice in respect of any security securing the Secured Indebtedness (the “Senior Security”);

(b)	the time or order of the attachment, perfection or crystallization of any security constituted by the Senior Security;

(c)	the taking of any collection, enforcement or realization proceedings pursuant to the Senior Security;

(d)

the date of obtaining of any judgment or order of any bankruptcy court or any court administering bankruptcy, insolvency or similar proceedings as to the entitlement of the Secured Creditors, or any of them or the Debentureholders or any of them to any money or property of the Corporation;

(e)	the failure to exercise any power or remedy reserved to the Secured Creditors under the Senior Security or to insist upon a strict compliance with any terms thereof;

(f)	whether any Senior Security is now perfected, hereafter ceases to be perfected, is avoidable by any trustee in bankruptcy or like official or is otherwise set aside, invalidated or lapses;

(g)	the date of giving or failing to give notice to or making demand upon the Corporation; or

(h)	any other matter whatsoever.

Section 5.3 Marshalling of Property

(1) The Trustee, for itself and on behalf of each of the Debentureholders, hereby waives any and all rights to require a Secured Creditor to pursue or exhaust any rights or remedies with respect to the Corporation or any property and assets subject to any Senior Security or in any other manner to require the marshalling of property, assets or security in connection with the exercise by the Secured Creditors of any rights, remedies or recourses available to them.

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Section 5.4 Obligation to Pay Not Impaired

Nothing contained in this Article 5 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Corporation, its creditors other than the holders of Secured Indebtedness, and the holders of the Debentures, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of the Debentures the principal of, premium, if any, and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the holders of the Debentures and creditors of the Corporation other than the holders of the Secured Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to Section 8.6 in all respects and to the rights, if any, under this Article 5 of the holders of Secured Indebtedness in respect of cash, property or securities of the Corporation received upon the exercise of any such remedy.

Section 5.5 No Payment if Secured Indebtedness in Default

(1) Upon the maturity of any Secured Indebtedness by lapse of time, acceleration or otherwise, or any other enforcement of any Secured Indebtedness, then, except as provided in Section 8.6, all amounts in respect of such Secured Indebtedness shall first be paid in full, or shall first have been duly provided for, before any payment is made on account of the Debenture Liabilities.

(2) In case of a circumstance constituting a default or event of default with respect to any Secured Indebtedness permitting (whether at that time or upon notice, lapse of time, or satisfaction of any other condition precedent) a Secured Creditor to demand payment or accelerate the maturity thereof where the notice of such default or event of default has been given by or on behalf of the holders of Secured Indebtedness to the Corporation or the Corporation otherwise has knowledge thereof, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist or such acceleration has been rescinded, no payment (by conversion of Debentures or otherwise) shall be made by the Corporation (except as provided in Section 8.6) with respect to the Debenture Liabilities and neither the Trustee nor the holders of Debentures shall be entitled to demand, accelerate, institute proceedings for the collection of (which shall, for certainty include proceedings related to an adjudication or declaration as to the insolvency or bankruptcy of the Corporation and other similar creditor proceedings), or receive any payment or benefit (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Debenture Liabilities after the happening of such a default, event of default or acceleration (except as provided in Section 8.6), and unless and until such default or event of default shall have been cured or waived or shall have ceased to exist or such acceleration has been rescinded, such payments shall be held in trust for the benefit of, and, if and when such Secured Indebtedness shall have become due and payable, shall be paid over to, the holders of the Secured Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing an amount of the Secured Indebtedness remaining unpaid until all such Secured Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Secured Indebtedness.

(3) The fact that any payment hereunder is prohibited by this Section 5.5 shall not prevent the failure to make such payment from being an Event of Default hereunder.

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Section 5.6 Payment on Debentures Permitted

Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall affect the obligation of the Corporation to make, or prevent the Corporation from making, at any time except as prohibited by Sections 5.2 or 5.5, any payment of principal of or, premium, if any, or interest on the Debentures. The fact that any such payment is prohibited by Sections 5.2 or 5.5 shall not prevent the failure to make such payment from being an Event of Default hereunder. Subject to Section 8.6 in all respects, nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall prevent the conversion of the Debentures, the issuance of Common Shares to the Debentureholders in payment of or on account of the Debenture Liabilities, or the application by the Trustee of any Common Shares deposited with the Trustee hereunder to the payment of or on account of the Debenture Liabilities and the transfer by the Trustee of such Common Shares to the Debentureholders.

Section 5.7 Confirmation of Subordination

Each holder of Debentures by their acceptance thereof authorizes and directs the Trustee on their behalf to take such action as may be necessary or appropriate to effect the subordination as provided in this Article 5 and appoints the Trustee their attorney-in-fact for any and all such purposes. Upon request of the Corporation, and upon being furnished an Officer’s Certificate stating that one or more named Persons are Secured Creditors and specifying the amount and nature of the Secured Indebtedness of such Secured Creditor, the Trustee shall enter into a written agreement or agreements with the Corporation and the Person or Persons named in such Officer’s Certificate providing that such Person or Persons are entitled to all the rights and benefits of this Article 5 as a Secured Creditor and for such other matters, such as an agreement not to amend the provisions of this Article 5 and the definitions herein so as to prejudice the rights of the holders of Secured Indebtedness under this Article 5 without the consent of such Secured Creditor, or their representative or the trustee under any indenture under which any instruments evidencing any of such Secured Indebtedness may have been issued, as the Secured Creditor may reasonably request. Such agreement shall be conclusive evidence that the indebtedness specified therein is Secured Indebtedness, however, nothing herein shall impair the rights of any Secured Creditor who has not entered into such an agreement.

Section 5.8 Knowledge of Trustee

Notwithstanding the provisions of this Article 5 or any provision in this Indenture or in the Debentures, the Trustee will not be charged with knowledge of any Secured Indebtedness or of any default in the payment thereof, or of the existence of any Event of Default or any other fact that would prohibit the making of any payment hereunder to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee has received written notice thereof from the Corporation, any Debentureholder or any Secured Creditor or a trustee on behalf of any one or more Secured Creditors, and such notice to the Trustee shall be deemed to be notice to holders of the Debentures. The Trustee will notify Debentureholders as soon as reasonably practicable of such notice.

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Section 5.9 Trustee May Hold Secured Indebtedness

The Trustee is entitled to all the rights set forth in this Article 5 with respect to any Secured Indebtedness at the time held by it, to the same extent as any other holder of Secured Indebtedness, and nothing in this Indenture deprives the Trustee of any of its rights as such holder.

Section 5.10 Rights of Holders of Secured Indebtedness Not Impaired

No right of any present or future holder of any Secured Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any non-compliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

Section 5.11 Altering the Secured Indebtedness

The holders of the Secured Indebtedness have the right to extend, renew, refinance, modify or amend the terms of the Secured Indebtedness or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Corporation, all without notice to or consent of the Debentureholders or the Trustee and without affecting the liabilities and obligations and existing rights of the parties to this Indenture or the Debentureholders.

Section 5.12 Additional Indebtedness

This Indenture does not restrict the Corporation or any of its subsidiaries from incurring indebtedness for borrowed money or any other obligations or liabilities (including Secured Indebtedness) or mortgaging, pledging or charging its properties to secure any indebtedness or liabilities. Except for Secured Indebtedness, any unsecured indebtedness for borrowed money or other obligations or liabilities or debts shall be subordinated to or rank pari passu with the Debentures.

Section 5.13 Right of Debentureholder to Convert Not Impaired

The subordination of the Debentures to the Secured Indebtedness and the provisions of this Article 5 do not impair in any way the right of a Debentureholder to convert its Debentures pursuant to Article 6 or the ability of the Corporation to issue Common Shares with respect to such Debentures upon such conversion, on any Interest Payment Date or otherwise.

Section 5.14 Invalidated Payments

In the event that any of the Secured Indebtedness shall be paid in full and subsequently, for whatever reason, such formerly paid or satisfied Secured Indebtedness becomes unpaid or unsatisfied, the terms and conditions of this Article 5 shall be reinstated and the provisions of

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this Article shall again be operative until all Secured Indebtedness is repaid in full, provided that such reinstatement shall not give the Secured Creditors any rights or recourses against the Trustee or the Debentureholders for amounts paid or irrevocably directed to be paid to the Debentureholders subsequent to such payment or satisfaction in full and prior to such reinstatement.

Section 5.15 Contesting Security

The Trustee, for itself and on behalf of the Debentureholders, agrees that it shall not contest or bring into question the validity, perfection or enforceability of any of the Secured Indebtedness, the Senior Security or the relative priority of the Senior Security.

ARTICLE 6 – CONVERSION OF DEBENTURES

Section 6.1 Applicability of Article

(1) The Debentures (subject, however, to any applicable restriction of the conversion of Debentures as set forth in this Indenture) will be convertible into Common Shares, at such conversion rate or rates, and on such date or dates and in accordance with this Indenture (including but not limited to subsection 2.5(8) hereof) and in such Debentures. Notwithstanding the foregoing, in the case of any conflict or inconsistency between this Article 6 and Section 2.5, as to the Debentures, Section 2.5 shall govern and prevail.

(2) Such right of conversion shall extend only to the maximum number of whole Common Shares into which the aggregate principal amount of the Debenture or Debentures surrendered for conversion at any one time by the holder thereof may be converted. Fractional interests in Common Shares shall be adjusted for in the manner provided in Section 6.6.

Section 6.2 Notice of Expiry of Conversion Privilege

The Corporation shall not be required to provide notice of the expiry of the conversion privileges of the Debentures.

Section 6.3 [Reserved].

Section 6.4 Manner of Exercise of Right to Convert

(1) The holder of a Debenture desiring to convert such Debenture in whole or in part into Common Shares shall surrender such Debenture to the Trustee at its principal office in the City of Vancouver, British Columbia together with one or more conversion notices in the form of Schedule B or any other written notice or notices in a form satisfactory to the Trustee (including, for greater certainty, electronically with an original to follow promptly upon request), with a copy of such notice or notices to the Placement Agent, in either case duly executed by the holder or their executors or administrators or other legal representatives or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, exercising their right to convert such Debenture in accordance with the provisions of this Article.

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Thereupon such Debentureholder, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Trustee, or their nominee(s) or assignee(s) shall be entitled to be entered in the books of the Corporation as at the Date of Conversion (or such later date as is specified in subsection 6.4(2)) as the holder of the number of Common Shares, as applicable, into which such Debenture is convertible in accordance with the provisions of this Article and, within two (2) Business Days, the Corporation shall deliver to such Debentureholder or, subject as aforesaid, their nominee(s) or assignee(s), a certificate or certificates for such Common Shares, including with respect to any payment of interest to which such holder is entitled in accordance with subsection 6.4(5).

(2) For the purposes of this Article, a Debenture or any part thereof shall be deemed to be surrendered for conversion on the date (herein called the “Date of Conversion”) on which it is so surrendered when the register of the Trustee is open and in accordance with the provisions of this Article and all necessary documentation in respect of the exercise of the conversion rights and, in the case of a Debenture so surrendered by mail or other means of transmission, on the date on which it is received by the Trustee at its office specified in Section 13.3; provided that if a Debenture is surrendered for conversion on a day on which the register of Common Shares is closed, the Person or Persons entitled to receive Common Shares shall become the holder or holders of record of such Common Shares as at the date on which such registers are next reopened.

(3) Any part, being $1,000 or an integral multiple of $1,000 thereof, of a Debenture in a denomination in excess of $1,000 may be converted as provided in this Article and all references in this Indenture to conversion of Debentures shall be deemed to include conversion of such parts.

(4) The holder of any Debenture of which only a part is converted shall, upon the exercise of their right of conversion, surrender such Debenture to the Trustee in accordance with subsection 6.4(1), and the Trustee shall cancel the same and shall without charge forthwith certify and deliver to the holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered.

(5) The holder of a Debenture surrendered for conversion in accordance with this Section 6.4 shall be entitled (subject to any applicable restriction on the right to receive interest on conversion of Debentures) to receive accrued and unpaid interest in respect thereof, in Common Shares, up to but excluding the Date of Conversion and the Common Shares issued upon such conversion shall rank only in respect of distributions or dividends declared in favour of shareholders of record on and after the Date of Conversion or such later date as such holder shall become the holder of record of such Common Shares pursuant to subsection 6.4(2), from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

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Section 6.5 Adjustment of Conversion Price

(a)

If and whenever at any time prior to the Time of Expiry, there is a reclassification of the Common Shares or a capital reorganization of the Corporation or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Corporation with or into any other Person or other entity or acquisition of the Corporation or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other Person (other than a direct or indirect wholly-owned subsidiary of the Corporation) or other entity or a liquidation, dissolution or winding-up of the Corporation (any such event, a “Merger Event”), any holder of a Debenture who has not exercised its right of conversion prior to the effective date of such Merger Event, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Corporation or of the Person or other entity resulting from such merger, amalgamation, arrangement, acquisition, combination or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that such holder of a Debenture would have been entitled to receive on such Merger Event, if, on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the applicable conversion right. If determined appropriate by the Board of Directors, to give effect to or to evidence the provisions of this clause (a), the Corporation, its successor, or such purchasing Person or other entity, as the case may be, shall, prior to or contemporaneously with any such Merger Event, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the holder of Debentures to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any Common Shares to which a holder of Debentures is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Corporation and the Trustee pursuant to the provisions of this clause (a) shall be a supplemental indenture entered into pursuant to the provisions of Article 15. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing Person or other entity and the Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this clause (a) and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, share exchanges, acquisitions, combinations, sales or conveyances. For greater certainty, nothing in this clause (a) shall affect or reduce the requirement for any Person to make a Change of Control Offer or the requirement for the Corporation to comply with Article 10, and notice of any transaction to which this clause (a) applies shall be given in accordance with Section 6.10. The Corporation shall not become a party to any Merger Event unless its terms are consistent with this clause (a).

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(b)	The adjustments provided for in this Section 6.5 are cumulative and shall apply to successive events resulting in any adjustment under the provisions of this Section.

(c)

In the event of any question arising with respect to the adjustments provided in this Section 6.5, such question shall be conclusively determined by a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Trustee (who may be the Auditors of the Corporation); such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the Trustee, and the Debentureholders.

(d)

In case the Corporation shall take any action affecting the Common Shares other than action described in this Section 6.5, which in the opinion of the Board of Directors, would materially affect the rights of Debentureholders, the Conversion Price shall, subject to approval by the Toronto Stock Exchange, be adjusted in such manner and at such time, by action of the Board of Directors, as the Board of Directors, in their sole discretion may determine in good faith to be equitable in the circumstances. Failure of the directors to make such an adjustment shall be conclusive evidence that they have determined in good faith that it is equitable to make no adjustment in the circumstances.

Section 6.6 No Requirement to Issue Fractional Common Shares

The Corporation shall not be required to issue fractional Common Shares upon the conversion of Debentures pursuant to this Article. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted plus all accrued and unpaid interest thereon. If any fractional interest in a Common Share would, except for the provisions of this Section, be deliverable upon the conversion of any principal amount and interest in respect of such Debentures, the number of Common Shares to be received by such holder shall be rounded down to the nearest whole Common Share.

Section 6.7 Corporation to Reserve Common Shares

The Corporation covenants with the Trustee that it will at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose of issue upon payment of Debenture Liabilities as set forth in this Indenture, and conditionally allot to Debentureholders who may exercise their conversion rights hereunder, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Debentures. The Corporation covenants with the Trustee that all Common Shares which shall be so issuable shall, when issued, be duly and validly issued as fully-paid and non-assessable.

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Section 6.8 Cancellation of Converted Debentures

Subject to the provisions of Section 6.4 as to Debentures converted in part, all Debentures converted in whole or in part under the provisions of this Article shall be forthwith delivered to and cancelled by the Trustee and no Debenture shall be issued in substitution for those converted.

Section 6.9 Certificate as to Adjustment

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 6.5, deliver an Officer’s Certificate to the Trustee, with a copy to the Placement Agent, specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall, if required by the Trustee, be verified by a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Trustee (who may be the Auditors of the Corporation) and shall be conclusive and binding on all parties in interest. When so approved, the Corporation shall, except in respect of any combination or consolidation of the Common Shares, forthwith give notice to the Debentureholders in the manner provided in Section 13.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the impact on the Conversion Price.

Section 6.10 Notice of Special Matters Related to Merger Events

(1) The Corporation covenants with the Trustee that so long as any Debenture remains outstanding, it will give notice to the Trustee, and to the Debentureholders in the manner provided in Section 13.2, of its intention to fix a record date for any event referred to in Section 6.5(a) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date.

(2) In addition, the Corporation covenants with the Trustee that so long as any Debenture remains outstanding, it will give notice to the Trustee with a copy to the Placement Agent, and to the Debentureholders in the manner provided in Section 13.2, at least 30 days prior to the effective date of any transaction referred to in Section 6.5(a) stating the consideration into which the Debentures will be convertible after the effective date of such transaction.

Section 6.11 Protection of Trustee

The Trustee:

(a)

shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

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(b)

shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture; and

(c)

shall not be responsible for any failure of the Corporation to issue, transfer or deliver Common Shares or share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article.

Section 6.12 Schedule of Conversions

The Trustee shall record each conversion made pursuant to this Indenture and shall maintain a record of all conversions made pursuant to this Indenture in accordance with Schedule C hereto.

ARTICLE 7 – COVENANTS OF THE CORPORATION

The Corporation hereby covenants and agrees with the Trustee for the benefit of the Trustee and the Debentureholders, that so long as any Debentures remain outstanding:

Section 7.1 To Pay Principal, Premium (if any) and Interest

Subject to Section 8.6 in all respects, the Corporation will duly and punctually pay or cause to be paid to every Debentureholder the principal of, premium (if any) and interest accrued on the Debentures of which it is the holder on the dates, at the places and in the manner mentioned herein and in the applicable Debentures. Any and all amounts payable under this Indenture or any Debenture shall be paid in Common Shares and for greater certainty, in no event shall any cash payment or any other property of the Corporation be payable by the Corporation to the Debentureholders in connection with, or as a result of, the issuance, conversion or repayment of the Debentures.

Section 7.2 To Pay Trustee’s Remuneration

The Corporation will pay the Trustee reasonable remuneration for its services as Trustee hereunder and will repay to the Trustee on demand all monies which shall have been paid by the Trustee in connection with the execution of the trusts hereby created and such monies including the Trustee’s remuneration, shall be payable out of any funds coming into the possession of the Trustee in priority to payment of any principal of the Debentures or interest or premium thereon. Such remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction.

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Section 7.3 To Give Notice of Event of Default

The Corporation shall promptly notify the Trustee and the Debentureholders by way of an Officer’s Certificate setting forth the details of such Event of Default, its status and the action that the Corporation is taking or proposing to take in respect thereof upon obtaining knowledge of any Event of Default hereunder.

Section 7.4 Preservation of Existence, etc.

Subject to the express provisions hereof, the Corporation will carry on and conduct its activities, and cause its Subsidiaries to carry on and conduct their businesses, in a business-like manner and in accordance with good business practices; and, subject to the express provisions hereof, it shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights, except where failure to do so would not result in a Material Adverse Effect.

Section 7.5 Keeping of Books

The Corporation shall keep or cause to be kept proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Corporation in accordance with generally accepted accounting principles.

Section 7.6 Annual Certificate of Compliance

The Corporation shall deliver to the Trustee within 120 days after the end of each fiscal year of the Corporation (beginning with the fiscal year ending on March 31, 2024) an Officer’s Certificate stating whether the signers thereof have knowledge of any Event of Default that is continuing and, if so, specifying each such Event of Default and the nature thereof. The Corporation also shall comply with Section 314(a)(4) of the Trust Indenture Act.

Section 7.7 Performance of Covenants Notice by Trustee

If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Trustee may notify the Debentureholders of such failure on the part of the Corporation, but shall be under no obligation to do so.

Section 7.8 Maintain Listing

The Debentures will not be listed. The Corporation shall obtain all necessary approvals to list the Common Shares issuable upon Conversion of the Debentures on the Toronto Stock Exchange and the Nasdaq Global Select Market. Until the earlier of (i) the date that no Debentures are outstanding; and (ii) February 21, 2024, the Corporation shall use commercially reasonable efforts to maintain the listing or quotation of the Common Shares on both of the Toronto Stock Exchange and the Nasdaq Global Select Market. Until no Debentures are outstanding, the Corporation shall use commercially reasonable efforts to maintain the listing or quotation of the Common Shares on either one of the Toronto Stock Exchange or the Nasdaq Global Select Market. The Corporation shall use commercially reasonable efforts to maintain the

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Corporation’s status as a “reporting issuer” not in default of the requirements of the Applicable Securities Legislation; provided that nothing in this Section 7.8 shall prevent or restrict the Corporation from carrying out a transaction to which Article 10 would apply if carried out in compliance with Article 10 even if as a result of such transaction the Corporation ceases to be a “reporting issuer” in all or any of the provinces of Canada or the Common Shares cease to be listed on a recognized stock exchange.

Section 7.9 No Dividends on Common Shares if Event of Default

The Corporation shall not declare or pay any dividend to the holders of its issued and outstanding Common Shares after the occurrence and continuance of an Event of Default unless and until such Event of Default shall have been cured or waived in accordance with the terms hereof or shall have ceased to exist.

Section 7.10 Withholding Matters

All payments made by or on behalf of the Corporation under or with respect to the Debentures (including, without limitation, any penalties, interest and other liabilities related thereto) will be made free and clear of and without withholding, or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other liabilities related hereto) imposed or levied by or on behalf of the Government of Canada or the United States or elsewhere, or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (“Withholding Taxes”), unless the Corporation is required by law or the interpretation or administration thereof, to withhold or deduct any amounts for, or on account of Withholding Taxes. If the Corporation is so required to withhold or deduct any amount for, or on account of, Withholding Taxes from any payment made under or with respect to the Debentures, the Corporation shall deduct and withhold such Withholding Taxes from any payment to be made under or with respect to the Debentures and, provided that the Corporation forthwith remits such amount to the relevant governmental authority or agency, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Corporation’s obligations under the Debentures. There is no obligation on the Corporation to gross-up or pay additional amounts to a holder of Debentures in respect of such deductions or withholdings. For greater certainty, if any amount is required to be deducted or withheld in respect of Withholding Taxes upon a conversion of a Debenture, the Corporation shall be entitled to liquidate such number of Common Shares (or other securities) issuable as a result of such conversion as shall be necessary in order to satisfy such requirement. The Corporation shall provide the Trustee with copies of receipts or other communications relating to the remittance of such withheld amount or the filing of any forms received from such government authority or agency promptly after receipt thereof.

Section 7.11 SEC Reporting Status

(1) The Corporation shall use commercially reasonable efforts to timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the U.S. Securities Exchange Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to the Corporation, as required in accordance with Rule 144 of the U.S. Securities Act, is publicly available, and will not terminate its status as an issuer required to file reports under the U.S. Securities Exchange Act even if the U.S. Securities Exchange Act or the rules and regulations thereunder would permit such termination.

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(2) The Corporation confirms that it has either (i) a class of securities registered pursuant to Section 12 of the U.S. Securities Exchange Act; or (ii) a reporting obligation pursuant to Section 15(d) of the U.S. Securities Exchange Act, and has provided the Trustee with an Officer’s Certificate (certifying such reporting obligation and other information as requested by the Trustee). The Corporation covenants that in the event that the Common Shares are no longer registered pursuant to Section 12 of the U.S. Securities Exchange Act, the Corporation shall promptly deliver to the Trustee an Officer’s Certificate notifying the Trustee of such termination and such other information as the Trustee may require at the time. The Corporation acknowledges that the Trustee is relying upon the foregoing representation and covenants in order to meet certain SEC obligations with respect to those clients who are filing with the SEC.

ARTICLE 8– DEFAULT

Section 8.1 Events of Default

(1) Each of the following events constitutes, and is herein sometimes referred to as, an “Event of Default”:

(a)	failure for 15 days to pay interest on the Debentures when payable;

(b)	failure for 15 days to pay principal or premium, if any, when due on the Debentures whether at maturity or a Change of Control, by declaration or otherwise;

(c)	default in the delivery, when payable, of any Common Shares or other consideration, payable on conversion or otherwise with respect to the Debentures;

(d)

default in the observance or performance of any other covenant or condition of this Indenture by the Corporation and the failure to cure (or obtain a waiver by the requisite Debentureholders for) such default for a period of 30 days after notice in writing has been given by the Trustee (in the manner and to the extent provided in the Trust Indenture Act) or from holders of not less than 50% in aggregate principal amount of the Debentures to the Corporation specifying such default and requiring the Corporation to rectify such default or obtain a waiver for same;

(e)

the occurrence of a default or an event of default (after the giving of all applicable notices or the expiry of all applicable grace or cure periods) with respect to any mortgage, agreement or other instrument of the Corporation or any Subsidiary of the Corporation under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money

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borrowed in excess of $100,000,000 (or its foreign currency equivalent) in the aggregate of the Corporation and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(f)

a final judgment or judgments for the payment of $50,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Corporation or any of its Subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(g)

if a decree or order of a Court having jurisdiction is entered adjudging the Corporation a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Corporation, or appointing a receiver of, or of any substantial part of, the property of the Corporation or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 days;

(h)

if the Corporation institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of the Corporation or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

(i)

if a resolution is passed for the winding-up or liquidation of the Corporation except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 10.1 are duly observed and performed;

(j)	if the Corporation fails to comply with Article 10 hereof; and

(k)	additionally in respect of the Second Tranche Conditions only:

(i)

if there shall occur or come into effect any material change in the business, affairs or financial condition of the Corporation or its Subsidiaries taken as a whole or any change in any material fact, or there should be discovered any previously undisclosed material fact which, in each case, in the reasonable opinion of the Debentureholders of not less than 50% in principal amount of Debentures then outstanding, has or could reasonably be expected to have a significant effect on the market price or value or marketability of the Common Shares;

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(ii)

if there should develop, occur or come into effect or existence any event, action, state, condition or occurrence of any nature (including without limitation, terrorism, accident or major financial, political or economic occurrence of national or international consequence or a new or change in any law or regulation) which, in the reasonable opinion of the Debentureholders of not less than 50% in principal amount of Debentures then outstanding, materially adversely affects or involves, or may materially adversely affect or involve, the financial markets in Canada or the U.S. or the business, operations or affairs of the Corporation or the marketability of the Common Shares.

(iii)

if any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order is made or issued under or pursuant to any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including without limitation the Exchange or any securities regulatory authority) or there is a change in any law, rule or regulation, or the interpretation or administration thereof, which, in the reasonable opinion of the Debentureholders of not less than 50% in principal amount of Debentures then outstanding, operates to prevent, restrict or otherwise materially adversely effect the distribution or trading of the Common Shares or any other securities of the Corporation, to cease or suspend trading in the Common Shares, or to otherwise prohibit or restrict in any manner the distribution or trading of the Common Shares; or

(iv)

the Corporation is in material breach of any term, condition or covenant of this Indenture, the Subscription Agreement or any representation or warranty given by the Corporation in this Indenture or the Subscription Agreement;

then in each and every such event listed above, the Trustee may, in its discretion, but subject to the provisions of this Section and in the manner and to the extent provided in the Trust Indenture Act, and shall, upon receipt of a request in writing signed by the holders of not less than 50% in principal amount of Debentures then outstanding, subject to the provisions of Section 8.3 and in the manner and to the extent provided in the Trust Indenture Act, by notice in writing to the Corporation declare the principal of and interest and premium, if any, on all Debentures then outstanding and all other amounts outstanding hereunder to be due and payable and the same shall thereupon forthwith become immediately due and payable to the Trustee, the principal of and interest and premium, if any, on all Debentures then outstanding hereunder and all other amounts outstanding hereunder, shall automatically without any declaration or other act on the

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part of the Trustee or any Debentureholder become immediately due and payable to the Trustee for the benefit of the Debentureholders and, upon such amounts becoming due and payable above, the Corporation shall forthwith deliver to the Trustee for the benefit of the Debentureholders such number of Common Shares as is equal to the sum of the aggregate principal amount of such Debentures outstanding at such time (or until payment is received by the Trustee for the benefit of the Debentureholders) plus premium due thereon (if any) and all accrued and unpaid interest thereon (subject to Section 7.10) divided by the Conversion Price on such date. Such delivery of Common Shares when made shall be deemed to have been made in full and final discharge of the Corporation’s obligations hereunder and any Common Shares so received by the Trustee shall be applied in the manner provided in Section 8.7.

(2) For greater certainty, for the purposes of this Section 8.1, the Debentures shall be in default in respect of an Event of Default if such Event of Default is in continuance and relates to a default in the payment of principal, premium, if any, or interest on the Debentures.

Section 8.2 Notice of Events of Default

(1) If an Event of Default shall occur and be continuing the Trustee shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Section 13.2 and in the manner and to the extent provided in the Trust Indenture Act; provided that notwithstanding the foregoing, unless the Trustee shall have been requested to do so by the holders of at least 50% of the principal amount of the Debentures then outstanding, and except in the case of an Event of Default in the payment of the principal of, or premium, if any, or interest on, any of the Debentures or in the making of any sinking fund payment with respect to the Debentures, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a committee of directors or responsible officers (as applicable) of the Trustee determine in good faith that the withholding of such notice is in the interests of the Debentureholders. The Trustee shall advise the Corporation in writing of such determination to withhold notice.

(2) When notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Trustee to the Debentureholders within 15 days after the Trustee becomes aware the Event of Default has been cured.

(3) The Trustee will not be deemed to have notice of any Event of Default, except Events of Default under Section 8.1(1)(a) or Section 8.1(1)(b) hereof, unless a responsible officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such an Event of Default is received by the Trustee at the corporate trust office of the Trustee, and such notice references the Debentures and this Indenture.

Section 8.3 Waiver of Default

(1) Upon the happening or continuance of any Event of Default hereunder:

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(a)

the holders of the Debentures shall have the power by requisition in writing by the holders of more than 35% of the principal amount of Debentures then outstanding, to instruct the Trustee to waive any Event of Default and to cancel any declaration made by the Trustee pursuant to Section 8.1 and the Trustee shall thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; and

(b)

the Trustee, so long as it has not become bound to declare the principal, premium (if any) and interest (if any) on the Debentures then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its reasonable discretion, upon such terms and conditions as the Trustee may deem advisable in good faith.

(2) No such act or omission either of the Trustee or of the Debentureholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

(3) Notwithstanding anything in this Indenture to the contrary, Debentureholders and/or the Trustee shall not be entitled to waive any Event of Default on behalf of any other Debentureholder:

(a)	in respect of the payment of the principal of, premium (if any) or interest (if any) on any Debenture owned by such other Debentureholder, or

(b)	in respect of a covenant or provision herein which under Article 15 cannot be modified or amended without the consent of the Holder of each outstanding Debenture.

Section 8.4 Enforcement by the Trustee

(1) Subject to the provisions of Section 8.3, if the Corporation shall fail to pay to the Trustee, forthwith after the same shall have been declared to be due and payable under Section 8.1, the principal of and premium (if any) and interest on all Debentures then outstanding, together with any other amounts due hereunder, the Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 50% in principal amount of the Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of such principal of and premium (if any) and interest on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Trustee shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee shall deem expedient.

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(2) The Trustee shall be entitled and empowered, either in its own name or as Trustee of an express trust, or as attorney-in-fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the holders of the Debentures against the Corporation allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that subject to Section 8.3, nothing contained in this Indenture shall be deemed to give to the Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

(3) The Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debentureholders.

(4) All rights of action hereunder may be enforced by the Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relating thereto.

(5) Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

Section 8.5 No Suits by Debentureholders

No holder of any Debenture shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest or any

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other amount on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless: (a) such holder shall previously have given to the Trustee written notice of the happening of an Event of Default hereunder; (b) the Debentureholders by written instrument signed by the holders of at least 50% in principal amount of the Debentures then outstanding shall have made a request to the Trustee and the Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; (c) the Debentureholders or any of them shall have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the Trustee shall have failed to act within a reasonable time after such notification, request and offer of indemnity and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Debentures, it being understood and intended that no one or more of such Debentureholder shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Debentureholders in the case of any Event of Default, or to obtain or to seek to obtain priority or preference over any other of such Debentureholders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Debentureholders.

Section 8.6 Settlement and Recourse in Common Shares Only

(1) It is hereby acknowledged, confirmed and agreed that (i) any and all payments hereunder or under any Debenture on principal, premium, if any, or interest, if any, or (ii) any conversion of any Debenture will, in each case, only be settled by the delivery of Common Shares and, for greater certainty, in no event will any cash payment or other property of the Corporation be payable by the Corporation to the Debentureholders in connection with, or as a result of, the issuance, conversion or repayment of the Debentures.

(2) Furthermore, notwithstanding anything to the contrary in this Indenture or the Debentures including, for greater certainty, Section 8.4 hereof, the recourse of the Trustee (on behalf of the Debentureholders) and Debentureholders against the Corporation and the Corporation’s liability hereunder and under the Debentures shall be limited solely to the payment and delivery of Common Shares and the Trustee (on behalf of the Debentureholders) and Debentureholders shall not have any right to payment from the Corporation or against any of the Corporation’s property or assets other than Common Shares. For the avoidance of doubt, to the extent that the Trustee (on behalf of the Debentureholders) or Debentureholders receive such number of Common Shares as is equal to the sum of the aggregate principal amount of such Debentures outstanding at such time (or until payment is received by the Trustee for the benefit of the Debentureholders) plus premium due thereon (if any) and all accrued and unpaid interest thereon (subject to Section 7.10) divided by the Conversion Price on such date, then the Corporation shall have no liability under the Debentures or hereunder and the Trustee (on behalf of the Debentureholders) and Debentureholders shall have no recourse hereunder and this Indenture and the Debentures shall have no force and effect and shall be automatically deemed to be surrendered and cancelled.

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(3) Notwithstanding the foregoing or anything to the contrary in this Indenture or the Debentures including, for greater certainty, the other provisions of this Section 8.6, in no event (including, for greater certainty, on maturity) shall the Corporation issue, be required to issue or be deemed to have issued a number of Common Shares upon conversion or otherwise pursuant to the Debentures (including, for greater certainty on account of any principal, premium, if any, interest, if any) in excess of 19.99% of the number of Common Shares issued and outstanding as of the date hereof, being 98,929,320 Common Shares, and if and after such number of Common Shares have been issued, the remaining issued and outstanding Debentures shall be automatically deemed to be surrendered and cancelled.

(4) Notwithstanding anything to the contrary in this Indenture or the Debentures including, for greater certainty, the other provisions of this Section 8.6, in no event (including, for greater certainty, on maturity) shall the Corporation issue, be required to issue or be deemed to have issued a number of Common Shares upon conversion or otherwise pursuant to the Debentures (including, for greater certainty on account of any principal, premium, if any, interest, if any), and no Debentureholder shall have the right to convert (on maturity or otherwise) any portion of any Debenture pursuant to the terms and conditions of this Indenture or the Debentures and any such conversion shall be null and void and treated as if never made, in each case, to the extent that after giving effect to such conversion, any Debentureholder together with the other Attribution Parties collectively would beneficially own or exercise control or direction over, directly or indirectly in excess of 4.99% (the “Maximum Percentage”) of the Common Shares outstanding immediately after giving effect to such conversion. In the event that the issuance of Common Shares under this Indenture or the Debentures on the Maturity Date (and not prior to) would result in a Debentureholder (collectively with any other Attribution Parties) beneficially owning or being able to exercise control or direction over, directly or indirectly, the Maximum Percentage of the Common Shares outstanding immediately after giving effect to such conversion or issuance, such number of Common Shares up to but not in excess of the Maximum Percentage shall be issued and after such number of Common Shares have been issued, the remaining issued and outstanding Debentures shall be automatically deemed to be surrendered and cancelled. For purposes of this paragraph, the aggregate number of Common Shares beneficially owned by a Debentureholder and the other Attribution Parties shall include the number of Shares held by such Debentureholder and all other Attribution Parties plus the number of Common Shares issuable upon conversion of any Debentures with respect to which the determination of such calculation is being made, but shall exclude Common Shares which would be issuable upon (A) conversion of the remaining, nonconverted portion of a Debenture beneficially owned by such Debentureholder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by such Debentureholder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 8.6(4). For purposes of this Section 8.6(4), beneficial ownership shall be calculated in accordance with Section 13(d) of the U.S. Securities Exchange Act. For purposes of determining the number of outstanding Common Shares a Debentureholder may acquire upon the conversion

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of Debentures without exceeding the Maximum Percentage, the Debentureholder may rely on the number of outstanding Common Shares as reflected in the most recent of (x) the Corporation’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Corporation or (z) any other written notice by the Corporation or its transfer agent, if any, setting forth the number of Common Shares outstanding (the “Reported Outstanding Share Number”). If the Corporation receives a conversion notice from a Debentureholder at a time when the actual number of outstanding Common Shares is less than the Reported Outstanding Share Number, the Corporation shall notify the Debentureholder in writing of the number of Common Shares then outstanding and, to the extent that such conversion notice would otherwise cause such Debentureholder’s beneficial ownership, as determined pursuant to this Section 8.6(4), to exceed the Maximum Percentage, such Debentureholder must notify the Corporation of a reduced number of Common Shares to be converted pursuant to such conversion notice. For any reason at any time, upon the written or oral request of a Debentureholder, the Corporation shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Trustee and the Placement Agent the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Debentures, by the applicable Debentureholder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Shares to a Debentureholder upon conversion of Debentures results in such Debentureholder and the other Attribution Parties being deemed to beneficially own or exercise control or direction over, directly or indirectly, in the aggregate, more than the Maximum Percentage of the number of outstanding Common Shares (as determined under Section 13(d) of the U.S. Securities Exchange Act), the number of shares so issued by which such Debentureholder’s and the other Attribution Parties’ aggregate beneficial ownership or control exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Debentureholder shall not have the power to vote or to transfer the Excess Shares. The provisions of this paragraph shall be construed and implemented in strict conformity with the terms of this Section 8.6(4) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 8.6(4) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of any and all Debentures.

(5) Notwithstanding anything to the contrary in this Indenture or the Debentures including, for greater certainty, the other provisions of this Section 8.6, it is hereby acknowledged and agreed that the limitations contained in this Section 8.6 shall not apply to the rights and protections of the Trustee under Section 14.14.

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Section 8.7 Application of Common Shares by Trustee

(1) Except as herein otherwise expressly provided, any Common Shares received by the Trustee from the Corporation pursuant to the foregoing provisions of this Article 8, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied as follows:

(a)

first, in payment or in reimbursement to the Trustee of its compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided, which, for the avoidance of doubt, shall not be paid in Common Shares but shall be paid in cash only;

(b)

second, but subject as hereinafter in this Section 8.7 provided, in payment, rateably and proportionately to the holders of Debentures, of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default; and

(c)	third, in payment of the surplus, if any, of such Common Shares to the Corporation or its assigns;

provided, however, that no payment shall be made pursuant to clause (b) above in respect of the principal, premium or interest on any Debenture held, directly or indirectly, by or for the benefit of the Corporation or any Subsidiary (other than any Debenture pledged for value and in good faith to a Person other than the Corporation or any Subsidiary but only to the extent of such person’s interest therein) except subject to the prior payment in full of the principal, premium (if any) and interest (if any) on all Debentures which are not so held.

(2) In respect of this Article 8 only, the Trustee shall not be bound to apply or make any partial or interim payment of any Common Shares coming into its hands if the value of such Common Shares so received by it, after reserving therefrom such amount as the Trustee may think necessary to provide for the payments mentioned in subsection 8.7(1), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Debentures, but it may retain the Common Shares so received by it and deposit the same as provided in Section 14.8 until such Common Shares shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment in distribution hereunder.

Section 8.8 Notice of Payment by Trustee

Not less than 15 days’ notice shall be given in the manner provided in Section 13.2 and in the manner and to the extent provided in the Trust Indenture Act by the Trustee to the Debentureholders of any payment to be made under this Article 8. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Debentureholders will be entitled to interest only on the balance (if any) of the principal, premium (if any) and interest due (if any) to them, respectively, on the Debentures, after deduction of the respective amounts paid in respect thereof on the day so fixed.

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Section 8.9 Trustee May Demand Production of Debentures

The Trustee shall have the right to demand production of the Debentures in respect of which any payment of principal, interest or premium required by this Article 8 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Corporation as the Trustee shall deem sufficient.

Section 8.10 Remedies Cumulative

Subject in all respects to Section 8.6, no remedy herein conferred upon or reserved to the Trustee, or upon or to the holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

Section 8.11 Judgment Against the Corporation

The Corporation covenants and agrees with the Trustee that, in case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against it in favour of the Debentureholders or in favour of the Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and premium (if any) and the interest thereon and any other amounts owing hereunder.

Section 8.12 Immunity of Directors, Officers and Others

The Debentureholders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future officer, director or employee of the Corporation or holder of Common Shares of the Corporation or of any successor of the Corporation for the payment of the principal of or premium or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Corporation contained herein or in the Debentures.

Section 8.13 Unconditional Right of Holders to Receive Principal, Premium and Interest

Subject to Section 8.6 in all respects, but notwithstanding any other provision in this Indenture, the Debentureholder of any Debenture shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article 9) and in such Debenture, of the principal of and premium (if any) and interest (if any) on, such Debenture on the maturity expressed in such Debenture and subject to the limitations on a Debentureholder’s ability to institute suit contained in Section 8.5, to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Debentureholder. The Trustee will not be deemed to have notice of any Event of Default, except Events of Default under Section 8.1(1)(a) or Section 8.1(1)(b) hereof, unless the Trustee, in its sole discretion, determines that it has knowledge of an Event of Default or unless written notice of any event that is in fact such an Event of Default is received by the Trustee at the corporate trust office of the Trustee, and such notice references the Debentures and this Indenture.

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Section 8.14 Requirement of an Undertaking To Pay Costs in Certain Suits under the Indenture or Against the Trustee

All parties to this Indenture agree, and each Debentureholder by its acceptance of a Debenture shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit in the manner and to the extent provided in the Trust Indenture Act, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 8.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholder, holding in the aggregate more than 10% in principal amount of the outstanding Debentures or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of, or premium, if any, or interest on, any Debenture on or after the due date for such payment expressed in such Debenture.

Section 8.15 Rights of Debentureholders of Majority in Principal Amount of Debentures to Direct Trustee and to Waive Default.

The Debentureholders of a majority in aggregate principal amount of the Debentures at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debentures; provided, however, that such direction shall not be in conflict with any law or the provisions of this Indenture, and that subject to the provisions of Section 14.2, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel shall determine that the action so directed may not lawfully be taken, or if the Trustee shall by a responsible officer or officers determine that the action so directed would involve it in personal liability or would be unjustly prejudicial to Debentureholders not taking part in such direction; and provided, further, however, that nothing in this Indenture contained shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by such Debentureholders.

ARTICLE 9– SATISFACTION AND DISCHARGE

Section 9.1 Cancellation and Destruction

All Debentures shall forthwith after payment thereof be delivered to the Trustee and cancelled by it. All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee and, if required by the Corporation, the Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Debentures so destroyed.

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Section 9.2 Non-Presentation of Debentures

In case the holder of any Debenture shall fail to present the same for payment on the date on which the principal of, premium (if any) or the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require the Corporation shall be entitled to pay or deliver to the Trustee and direct it to set aside the Common Shares in trust to be paid to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal of, premium (if any) or the interest payable on or represented by each Debenture in respect whereof such Common Shares have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the Common Shares so set aside by the Trustee upon due presentation and surrender thereof, subject always to the provisions of Section 9.3.

Section 9.3 Repayment of Unclaimed Common Shares

Subject to applicable law, any Common Shares set aside under Section 9.2 and not claimed by and paid or delivered to holders of Debentures as provided in Section 9.2 within three years after the date of such setting aside shall be repaid and delivered to the Corporation by the Trustee and thereupon the Trustee shall be released from all further liability with respect to such Common Shares and thereafter the holders of the Debentures in respect of which such Common Shares were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment and delivery of said Common Shares from the Corporation subject to any limitation provided by the laws of the Province of Ontario.

Section 9.4 Discharge

The Trustee shall at the written request of the Corporation release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee), upon proof being given to the reasonable satisfaction of the Trustee that the principal of, premium (if any) and interest (including interest on amounts in default, if any), on all the Debentures and all other amounts payable hereunder have been paid or satisfied or that all the Debentures having matured, payment of the principal of and interest (including interest on amounts in default, if any) on such Debentures and of all other amounts payable hereunder has been duly and effectually provided for or that all the then-outstanding Debentures have been cancelled, in each case, in accordance with the provisions hereof.

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Section 9.5 Satisfaction

(1) The Corporation shall be deemed to have fully paid, satisfied and discharged all of the outstanding Debentures and the Trustee, at the expense of the Corporation, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Debentures, when, with respect to all of the outstanding Debentures:

(a)

the Corporation has deposited or caused to be deposited with the Trustee as property in trust for the purpose of making payment on such Debentures, such number of Common Shares as is equal to pay, satisfy and discharge the entire amount of principal of, premium, if any, interest thereon (subject to Section 7.10), if any, to maturity, or any repayment date, or any Change of Control Purchase Date, or upon conversion or otherwise as the case may be, of such Debentures, divided by the Conversion Price as of such date; or

(b)

all Debentures certified or authenticated and delivered (other than (A) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.11 and (B) Debentures for whose payment has been deposited in trust and thereafter repaid to the Corporation as provided in Section 9.3) have been delivered to the Trustee for cancellation;

so long as in any such event:

(c)

the Corporation has paid, caused to be paid or made irrevocable provisions to the satisfaction of the Trustee for the payment of all other sums payable with respect to all of such Debentures (together with all applicable expenses of the Trustee in connection with the payment of such Debentures); and

(d)

the Corporation has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Debentures have been complied with.

Any deposits with the Trustee referred to in this Section 9.5 shall be irrevocable, subject to Section 9.6, and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Trustee and which provides for the due and punctual payment of the principal of, premium, if any, and interest on the Debentures being satisfied.

(2) Upon the satisfaction of the conditions set forth in this Section 9.5 with respect to all the outstanding Debentures, the terms and conditions of the Debentures, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Article 2 and the provisions of Article 1 pertaining to Article 2) shall no longer be binding upon or applicable to the Corporation.

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(3) If the Trustee is unable to apply the Common Shares in accordance with this Section 9.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation’s obligations under this Indenture and the affected Debentures shall be revived and reinstated as though no Common Shares had been deposited pursuant to this Section 9.5 until such time as the Trustee is permitted to apply all such Common Shares in accordance with this Section 9.5, provided that if the Corporation has made any payment in respect of principal of, premium, if any, or interest on Debentures or, as applicable, other amounts because of the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the holders of such Debentures to receive such payment from the Common Shares held by the Trustee.

Section 9.6 Continuance of Rights, Duties and Obligations

(1) Where Common Shares have been deposited pursuant to Section 9.5, the holders of Debentures and the Corporation shall continue to have and be subject to their respective rights, duties and obligations under Article 2.

(2) In the event that, after the deposit of Common Shares pursuant to Section 9.5 in respect of Debentures (the “Defeased Debentures”), any holder of any of the Defeased Debentures from time to time converts its Debentures to Common Shares in accordance with any provision of this Indenture, the Trustee shall upon receipt of a Written Direction of the Corporation return to the Corporation from time to time the proportionate amount of Common Shares deposited with the Trustee pursuant to Section 9.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures so converted (which amount shall be based on the applicable principal amount of the Defeased Debentures being converted in relation to the aggregate outstanding principal amount of all the Defeased Debentures).

(3) In the event that, after the deposit of Common Shares pursuant to Section 9.5, the Corporation is required to make a Change of Control Offer to convert any outstanding Debentures pursuant to subsection 2.5(12), the Corporation shall be entitled to use any Common Shares deposited with the Trustee pursuant to Section 9.5 for the purpose of paying to any holders of Defeased Debentures who have accepted any such offer of the Corporation the Offer Price payable to such holders in respect of such Change of Control Offer in respect of Debentures. Upon receipt of a Written Direction of the Corporation, the Trustee shall be entitled to pay to such holder from such Common Shares deposited with the Trustee pursuant to Section 9.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures held by such holders who have accepted any such offer to the Corporation (which amount shall be based on the applicable principal amount of the Defeased Debentures held by accepting offerees in relation to the aggregate outstanding principal amount of all the Defeased Debentures).

ARTICLE 10 – SUCCESSORS

Section 10.1 Corporation may Consolidate, etc., Only on Certain Terms

(1) The Corporation may not, without the consent of the holders of the Debentures, such consent not to be unreasonably withheld, conditioned or delayed, consolidate with or amalgamate or merge with or into any Person (other than a directly or indirectly wholly-owned Subsidiary of the Corporation) or sell, convey, transfer or lease all or substantially all of the properties and assets of the Corporation to another Person (other than a directly or indirectly wholly-owned Subsidiary of the Corporation) unless:

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(a)

the Person formed by such consolidation or into which the Corporation is amalgamated or merged, or the Person which acquires by sale, conveyance, transfer or lease all or substantially all of the properties, assets and/or equity interests of the Corporation is a corporation, organized and existing under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof and such corporation (if other than the Corporation or the continuing corporation resulting from the amalgamation of the Corporation with another corporation under the laws of Canada or any province or territory thereof) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Corporation under the Debentures and this Indenture and the performance or observance of every covenant and provision of this Indenture and the Debentures required on the part of the Corporation to be performed or observed and the conversion rights, including with respect to a similar conversion price relative to shares of the other Person that are listed on a recognized stock exchange, shall be provided for in accordance with Article 6, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Corporation or the continuing corporation resulting from the amalgamation of the Corporation with another corporation under the laws of Canada or any province or territory thereof) formed by such consolidation or into which the Corporation shall have been merged or by the Person which shall have acquired the Corporation’s assets;

(b)	after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c)

if the Corporation or the continuing corporation resulting from the amalgamation or merger of the Corporation with another Person under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof will not be the resulting, continuing or surviving corporation, the Corporation shall have, at or prior to the effective date of such consolidation, amalgamation, merger or sale, conveyance, transfer or lease, delivered to the Trustee an Officer’s Certificate and an opinion of Counsel, which complies with Section 314 of the Trust Indenture Act to the extent required by the provisions thereof, each stating that such consolidation, merger or transfer complies with this Article and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

(2) For purposes of the foregoing, the sale, conveyance, transfer or lease (in a single transaction or a series of related transactions) of the properties or assets of one or more Subsidiaries of the Corporation (other than to the Corporation or another wholly-owned Subsidiary of the Corporation), which, if such properties or assets were directly owned by the Corporation, would constitute all or substantially all of the properties and assets of the Corporation and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation.

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Section 10.2 Successor Substituted

Upon any consolidation of the Corporation with, or amalgamation or merger of the Corporation into, any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation and its Subsidiaries, taken as a whole, in accordance with Section 10.1, the successor Person formed by such consolidation or into which the Corporation is amalgamated or merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Indenture with the same effect as if such successor Person had been named as the Corporation herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture entered into pursuant to clause 10.1(1)(c), the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Debentures.

ARTICLE 11 – HOLDERS’ LISTS AND REPORTS BY THE CORPORATION AND THE TRUSTEE; RECORD DATES FOR DEBENTUREHOLDER ACTION

Section 11.1 Corporation to Furnish Trustee Information as to Names and Addresses of Debentureholders; Preservation of Information

The Corporation covenants and agrees that it will furnish or cause to be furnished to the Trustee with respect to the Debentures:

(a) at stated intervals of not more than six months, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Debentureholders as of a date not more than 15 days prior to the time such list is furnished, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Corporation of any such request, a list of similar form and contents as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee shall be the registrar, such lists shall not be required to be furnished.

The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Debentureholders (i) contained in the most recent list furnished to it as provided in this Section 11.1 or (ii) received by it in the capacity of paying agent or registrar (if so acting) hereunder.

The Trustee may destroy any list furnished to it as provided in this Section 11.1 upon receipt of a new list so furnished.

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Section 11.2 Communications to Debentureholders; Disclosure of Names and Addresses of Debentureholders

Debentureholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Debentureholders with respect to their rights under this Indenture or the Debentures, and the Trustee shall provide to any Debentureholder the information specified under Section 312 of the Trust Indenture Act with respect to other Debentureholders as is required under, and subject to the terms of, the Trust Indenture Act. The Corporation, the Trustee, any registrar, the Placement Agent and any other relevant Person shall have the protection of Section 312(c) of the Trust Indenture Act. Every Debentureholder, by receiving and holding a Debenture, agrees with the Corporation and the Trustee that none of the Corporation or the Trustee or any of their agents, including the Placement Agent, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Debentureholders in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act. The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

Section 11.3 Reports by the Corporation

(1) The Corporation covenants and agrees (i) to file with the Trustee and deliver to the Debentureholders (in the manner and to the extent provided in this Section 11.3), within 15 days after the Corporation files the same with the SEC, copies of the annual reports, financial statements and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Corporation may be required to file with the SEC pursuant to Section 13(a) or Section 15(d) of the U.S. Securities Exchange Act; provided, however, that such reporting shall be deemed to have been provided to the Trustee and the Debentureholders once filed on the SEC’s Electronic Data Gathering, Analysis and Retrieval system (EDGAR) (or any successor thereto); and (ii) to comply with the provisions of Section 314(a) of the Trust Indenture Act.

(2) The Corporation covenants and agrees to file with the Trustee, the Debentureholders and the SEC, in accordance with the rules and regulations prescribed from time to time by said rules and regulations, such additional information, documents, and reports with respect to compliance by the Corporation with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations. To the extent any such reports are filed with the SEC, then such reports will be deemed to have been filed with the Trustee and the Debentureholders.

(3) Any and all Events of Default arising solely from a failure to furnish in a timely manner any report required by this Section 11.3 shall be deemed cured (and the Corporation shall be deemed to be in compliance with this Section 11.3) upon filing or posting such report as contemplated by this Section 11.3 (but without regard to the date on which such report is so filed or posted); provided, that such cure shall not otherwise affect the rights of the Debentureholders under Article 8 hereof.

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(4) Delivery of any reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation’s compliance with any of its covenants hereunder (as to which, subject to Article 8, the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 11.4 Reports by the Trustee

(1) As promptly as practicable after each January 1 beginning with the January 1 following the date of this Indenture, and in any event prior to February 15 in each year, the Trustee shall send to each Debentureholder a brief report dated as of January 1 that complies with Section 313(a) of the Trust Indenture Act, subject to the exemptions described therein.

(2) The Trustee shall send to each Debentureholder a brief report if and when required by, and in compliance with Sections 313(b) of the Trust Indenture Act.

(3) Any reports pursuant to this Section 11.4 shall be sent by the Trustee in accordance with Section 313(c), including:

(a) to all Debentureholders, as the names and addresses of such Debentureholders appear in the register; and

(b) except in the cases of reports under Section 313(b)(2) of the Trust Indenture Act, to each Debentureholders whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 11.1 and Section 11.2.

(4) A copy of any such report at the time that it is sent to Debentureholders in accordance with this Section 11.4 shall be filed by the Corporation with the SEC and each stock exchange (if any) on which the Debentures are listed, pursuant to Section 313(d) of the Trust Indenture Act. The Corporation agrees to notify the Trustee if and whenever Debentures become listed on any stock exchange and of any delisting thereof.

Section 11.5 Record Dates for Actions by Debentureholders.

If the Corporation shall solicit from the Debentureholders any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), the Corporation may, at its option, by resolution of the Board of Directors, fix in advance a record date for the determination of Debentureholders entitled to take such action, but the Corporation shall have no obligation to do so. Any such record date shall be fixed at the Corporation’s discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Debentureholders of record at the close of business on such record date shall be deemed to be Debentureholders for the purpose of determining whether Debentureholders of the requisite proportion of Debentures outstanding have authorized or agreed or consented to such action, and for that purpose the Debentures outstanding shall be computed as of such record date. Until an amendment, supplement or waiver becomes effective, a consent to it by a Debentureholders is a continuing consent by the

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Debentureholders and every subsequent Debentureholders or portion of the Debenture that evidences the same debt as the consenting Debentureholder’s Debenture, even if notation of the consent is not made on any Debenture. However, any such Debentureholders or subsequent Debentureholders may revoke the consent as to its Debenture if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.

ARTICLE 12 – [RESERVED]

ARTICLE 13– NOTICES

Section 13.1 Notice to Corporation

Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if delivered to the Corporation at the address set out below, or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, shall be deemed to have been effectively given three days following the mailing thereof:

Canopy Growth Corporation

1 Hershey Drive

Smiths Falls, ON, K7A 0A8

Attention:     Christelle Gedeon

Email:          [Omitted pursuant to Item 601(a)(6)]

With a copy to:

Cassels Brock & Blackwell LLP

2100 Scotia Plaza, 40 King Street West

Toronto, Ontario, M5H 3C2

Attention:     Jonathan Sherman

Email:          [Omitted pursuant to Item 601(a)(6)]

The Corporation may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Indenture.

Section 13.2 Notice to Debentureholders

(1) All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the holders thereof if sent electronically to the email address on record or by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given on the date of delivery of any electronic notice and three days following the day of any mailing. Accidental error or omission in giving notice or accidental failure to send or mail notice to any Debentureholder or the inability of the Corporation to send or mail any notice due to anything beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

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(2) If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of electronic mail or of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation shall give such notice by publication at least once in the City of Toronto (or in such of those cities as, in the opinion of the Trustee, is sufficient in the particular circumstances), each such publication to be made in a daily newspaper of general circulation in the City of Toronto.

(3) Any notice given to Debentureholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

(4) All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of any persons interested in such Debenture.

(5) Any notice given to Debentureholders hereunder shall also be sent as a copy by the Trustee to the Placement Agent at its principal office at 66 Wellington Street West, Suite 3530, Toronto, ON, Canada M5K 1A1.

Section 13.3 Notice to Trustee

Any notice to the Trustee under the provisions of this Indenture shall be valid and effective if delivered, receipt confirmed, to the Trustee at its principal office in the City of Vancouver, at 3rd Floor, 510 Burrard Street, Vancouver, British Columbia V6C 3B9, Attn: General Manager, Corporate Trust, or by Email: corporatetrust.vancouver@computershare.com, and shall be deemed to have been effectively given as of the date of such receipt confirmation or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given three days following the mailing thereof.

Section 13.4 Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 13.3, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 13.3.

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ARTICLE 14– CONCERNING THE TRUSTEE

Section 14.1 Replacement of Trustee

(1) The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation 90 days’ notice in writing or such shorter notice as the Corporation may accept as sufficient. Any Trustee that has resigned or was removed shall remain subject to Section 311(a) of the Trust Indenture Act to the extent provided therein. The validity and enforceability of this Indenture and of the Debentures issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists.

(2) In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Debentureholders. Failing such appointment by the Corporation, the retiring Trustee or any Debentureholder may apply to a Judge of the Ontario Superior Court of Justice, on such notice as such Judge may direct at the Corporation’s expense, for the appointment of a new Trustee but any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Debentureholders and the appointment of such new Trustee shall be effective only upon such new Trustee becoming bound by this Indenture. Any new Trustee appointed under any provision of this Section 14.1 shall be a corporation authorized to carry on the business of a trust company in all of the Provinces of Canada. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

(3) Any company into which the Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any company resulting from any merger, consolidation, sale or amalgamation to which the Trustee shall be a party, or any company which shall purchase all or substantially all of the corporate trust book of business of the Trustee, shall be the successor trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Trustee or of the Corporation, the Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act, and, upon receipt by the Trustee of payment in full for any outstanding charges due to it, shall duly assign, transfer and deliver all property and money held by the Trustee to the successor Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Corporation be required by any new Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Trustee, be made, executed, acknowledged and delivered by the Corporation.

(4) If at any time: (1) the Trustee shall fail to comply with the provisions of the Trust Indenture Act (including, for the avoidance of doubt, Section 310(b) of the Trust Indenture Act) or Section 14.20 after written request therefor by the Corporation or by any Debentureholder or then, in any such case, (i) the Corporation may remove the Trustee or (ii) subject to the Trust Indenture Act, any Debentureholder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

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Section 14.2 Duties of Trustee

(1) In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(2) The Trustee, prior to the occurrence of any Event of Default and after the curing or waiving of all Events of Default (if any) which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.

Section 14.3 Reliance Upon Declarations, Opinions, etc.

In the exercise of its rights, duties and obligations hereunder the Trustee may, if acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates conforming to the requirements of this Indenture and the Trust Indenture Act, furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 14.4, if applicable, and with any other applicable requirements of this Indenture and the Trust Indenture Act. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Trustee may rely on an opinion of Counsel satisfactory to the Trustee and, which complies with Section 314 of the Trust Indenture Act to the extent required by the provisions thereof, notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Corporation.

Section 14.4 Evidence and Authority to Trustee, Opinions, etc.

(1) The Corporation shall furnish to the Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Corporation or the Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the certification and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Trustee in accordance with the terms of this Section 14.4, or (b) the Trustee, in the exercise of its rights and duties under this Indenture, gives the Corporation written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

(2) Such evidence shall consist of

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(a)	a certificate made by any one officer or director of the Corporation, stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

(b)

in the case of a condition precedent compliance with which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an opinion of Counsel which complies with Section 314 of the Trust Indenture Act to the extent required by the provisions thereof, that such condition precedent has been complied with in accordance with the terms of this Indenture; and

(c)

in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the Corporation whom the Trustee for such purposes hereby approves, which opinion or report complies with Section 314 of the Trust Indenture Act to the extent required by the provisions thereof, that such condition precedent has been complied with in accordance with the terms of this Indenture.

(3) Whenever such evidence relates to a matter other than the certificates and delivery of Debentures and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other Person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of the Corporation it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section.

(4) Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in this Indenture shall include (a) a statement by the Person giving the evidence that they have read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (c) a statement that, in the belief of the Person giving such evidence, they have made such examination or investigation as is necessary to enable them to make the statements or give the opinions contained or expressed therein, and (d) a statement whether in the opinion of such Person the conditions precedent in question have been complied with or satisfied.

(5) The Corporation shall furnish or cause to be furnished to the Trustee at any time if the Trustee reasonably so requires, its certificate that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Corporation shall, whenever the Trustee so requires, furnish the Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Trustee as to any action or step required or permitted to be taken by the Corporation or as a result of any obligation imposed by this Indenture.

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Section 14.5 Officer’s Certificates Evidence

Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee, if acting in good faith, may rely upon an Officer’s Certificate conforming to the requirements of this Indenture and the Trust Indenture Act.

Section 14.6 Experts, Advisers and Agents

The Trustee may:

(a)

employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Trustee or by the Corporation, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and shall not be responsible for any misconduct on the part of any of them and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid. The reasonable costs of such services shall be added to and become part of the Trustee’s remuneration hereunder; and

(b)

employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Trustee may, but need not be, solicitors for the Corporation.

Section 14.7 Trustee May Deal in Debentures

Subject to Section 14.2, the Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

Section 14.8 Monies and Common Shares Held by Trustee

Until released in accordance with this Indenture, monies held by the Trustee shall be kept segregated in the records of the Trustee and shall be deposited in one or more interest-bearing trust accounts to be maintained by the Trustee in the name of the Trustee at one or more banks having a Standard and Poors Issuer Credit rating of AA- or above (an “Approved Bank”). All Common Shares held by the Trustee pursuant to this Indenture shall be held by the Trustee

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pursuant to the term of this Indenture and shall not give rise to a debtor-creditor or other similar relationship. The Common Shares held by the Trustee pursuant to this Indenture are at the sole risk of Corporation and, without limiting the generality of the foregoing, the Trustee shall have no responsibility or liability for any diminution in the value of the Common Shares which may result from any deposit made with an Approved Bank pursuant to this Section 14.8, including any losses resulting from a default by the Approved Bank or other credit losses (whether or not resulting from such a default) and any credit or other losses on any deposit liquidated or sold prior to maturity. The parties hereto acknowledge and agree that the Trustee will have acted prudently in depositing the monies at any Approved Bank, and that the Trustee is not required to make any further inquiries in respect of any such bank. The Trustee shall not be liable to account for any profit to any parties to this Indenture or to any other person or entity.

Section 14.9 Trustee Not Ordinarily Bound

Except as provided in Section 8.2 and as otherwise specifically provided herein, the Trustee shall not, subject to Section 14.2, be bound to give notice to any Person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained, nor in any way to supervise or interfere with the conduct of the Corporation’s business, unless the Trustee shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Debentures then outstanding, and then only after it shall have been funded and indemnified to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

Section 14.10 Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

Section 14.11 Trustee Not Bound to Act on Corporation’s Request

Except as otherwise specifically provided in this Indenture, the Trustee shall not be bound to act in accordance with any direction or request of the Corporation until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

Section 14.12 Conditions Precedent to Trustee’s Obligations to Act Hereunder

(1) The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

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(2) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

(3) The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Debentureholders at whose instance it is acting to deposit with the Trustee the Debentures held by them for which Debentures the Trustee shall issue receipts.

Section 14.13 Authority to Carry on Business

The Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in each of the provinces and territories of Canada but if, notwithstanding the provisions of this Section 14.13, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any of the provinces of Canada, either become so authorized or resign in the manner and with the effect specified in Section 14.1.

Section 14.14 Compensation and Indemnity

(1) The Corporation shall pay to the Trustee from time to time compensation for its services hereunder as agreed separately by the Corporation and the Trustee, and shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under this Indenture shall be finally and fully performed. Any fees and expenses of the Trustee in connection herewith shall be paid by the Corporation within 30 days of issuance of an invoice therefor and, if not so paid, shall bear interest at a rate per annum to the then-current rate of interest charged by the Trustee to its corporate clients. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

(2) The Corporation hereby indemnifies and agrees to hold harmless the Trustee, its affiliates, their officers, directors, employees, agents, successors and assigns (the “Indemnified Parties”) from and against any and all liabilities whatsoever, losses, damages, penalties, claims, demands, actions, suits, proceedings, costs, charges, assessments, judgments, expenses and disbursements, including reasonable legal fees and disbursements of whatever kind and nature which may at any time be imposed on or incurred by or asserted against the Indemnified Parties, or any of them, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or

66	INDENTURE

omitted in or about or in relation to the execution of the Indemnified Parties’ duties, or any other services that the Trustee may provide in connection with or in any way relating to this Indenture. The Corporation agrees that its liability under this Section 14.14 shall be absolute and unconditional regardless of the correctness of any representations of any third parties and regardless of any liability of third parties to the Indemnified Parties, and shall accrue and become enforceable without prior demand or any other precedent action or proceeding; provided that the Corporation shall not be required to indemnify the Indemnified Parties in the event of the gross negligence, bad faith or wilful misconduct of the Trustee, and this provision shall survive the resignation or removal of the Trustee or the termination or discharge of this Indenture.

(3) Notwithstanding any other provision of this Indenture, and whether such losses or damages are foreseeable or unforeseeable, the Trustee shall not be liable under any circumstances whatsoever for any (a) breach by any other party of securities law or other rule of any securities regulatory authority, (b) lost profits or (c) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages.

Section 14.15 Acceptance of Trust

The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth.

Section 14.16 Third Party Interests

Each party to this Indenture (in this paragraph referred to as a “representing party”) hereby represents to the Trustee that any account to be opened by, or interest to be held by, the Trustee in connection with this Indenture, for or to the credit of such representing party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such representing party hereby agrees to complete, execute and deliver forthwith to the Trustee a declaration, in the Trustee’s prescribed form or in such other form as may be satisfactory to it, as to the particulars of such third party.

Section 14.17 Anti-Money Laundering

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, acting reasonably, determines that such act might cause it to be in noncompliance with any applicable anti-money laundering or anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on 10 days’ prior written notice sent to the Corporation provided that (i) the Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Trustee’s satisfaction within such 10-day period, then such resignation shall not be effective.

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Section 14.18 Privacy Laws

The Corporation acknowledges that the Trustee may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)	to provide the services required under this Indenture and other services that may be requested from time to time;

(b)	to help the Trustee manage its servicing relationships with such individuals;

(c)	to meet the Trustee’s legal and regulatory requirements; and

(d)	if Social Insurance Numbers are collected by the Trustee, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

Each party acknowledges and agrees that the Trustee may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Indenture for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Trustee shall make available on its website, www.computershare.com, or upon request, including revisions thereto. The Trustee may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides.

Further, each party agrees that it shall not provide or cause to be provided to the Trustee any personal information relating to an individual who is not a party to this Indenture unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

Section 14.19 Force Majeure

Neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, pandemics governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, general mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 14.19.

Section 14.20 No Conflict of Interest

The Trustee represents to the Corporation that, to the best of its knowledge, at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder. If the Trustee has or shall acquire any conflicting interest, within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest within 90 days, apply to the SEC for permission to continue as Trustee, or resign, to the

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extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. There shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act the Debentures under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Corporation are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met. The Trustee represents and warrants to the Corporation that it has no conflicting interest or material conflict of interest within the meaning of the Trust Indenture Act. A Trustee hereunder that has resigned shall remain subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

Section 14.21 Eligibility; Disqualification

For so long as required by the Trust Indenture Act, there shall be a trustee under this Indenture. The Trustee shall at all times satisfy the requirements of and be eligible under to act as Trustee pursuant to Section 310(a) of the Trust Indenture Act (or shall be exempt therefrom or subject to an exception thereto). The Trustee shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Debentures or Person directly or indirectly controlling, controlled by or under common control with such obligor shall serve as Trustee for the Debentures. The Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act this Indenture, any supplemental indenture and any Debentures if the requirements for such exclusion set forth in Section 310(b) (1) of the Trust Indenture Act are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article.

Section 14.22 Preferential Collection of Claims Against Corporation

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein, excluding, as applicable, any creditor relationship listed in Section 311(b) of the Trust Indenture Act.

ARTICLE 15– SUPPLEMENTAL INDENTURES

Section 15.1 Supplemental Indentures Without Consent of Debentureholders

Notwithstanding Section 15.2, without the consent of any Debentureholders, the Corporation and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)	adding to the covenants of the Corporation herein contained for the protection of the Debentureholders or providing for events of default, in addition to those herein specified;

69	INDENTURE

(b)

curing any ambiguity or to correct or supplement any provision contained herein or in any indenture supplemental hereto which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or to conform the terms hereof, as amended and supplemented;

(c)	making any change in the Debentures that does not adversely affect in any material respect the rights of the Debentureholders;

(d)

making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which in the opinion of the Trustee relying on an opinion of Counsel which complies with Section 314 of the Trust Indenture Act to the extent required by the provisions thereof, will not be prejudicial to the interests of the Debentureholders;

(e)

evidencing the succession, or successive successions, of others to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture; or

(f)	to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act.

Section 15.2 Supplemental Indentures With Consent of Debentureholders

Except as provided in Section 15.1 and this Section 15.2, with the consent of the Debentureholders holding in the aggregate not less than 50% in principal amount of the outstanding Debentures to the Corporation and the Trustee, the Corporation and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture which affect the Debentures or of modifying in any manner the rights of the Debentureholders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Debentureholder of each outstanding Debenture:

(a) change the stated maturity of the principal of, premium (if any) or any installment of interest (if any) on any Debenture, or reduce the principal amount thereof, premium (if any) or the rate of interest (if any) thereon, or adversely affect any right of repayment at the option of any Debentureholder, or change the currency in which, any Debenture or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of repayment at the option of the Holder, on or after the repayment date), or adversely affect any right to convert or exchange any Debenture as may be provided herein;

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(b) reduce the percentage in principal amount of the outstanding Debentures required for any such supplemental indenture, or the consent of whose Debentureholders is required for any waiver of compliance with certain provisions of this Indenture which affect certain defaults and their consequences provided for in this Indenture; or

(c) modify any of the provisions of this Section 15.2 or Section 8.13, except to increase any such percentage or to provide that certain other provisions of this Indenture which affect cannot be modified or waived without the consent of the Debentureholder of each outstanding Debenture.

It shall not be necessary for any consent of Debentureholders under this Section 15.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 15.3 Execution of Supplemental Indentures

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 15 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects such Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 15.4 Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article 15, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Debentureholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 15.5 Conformity with Trust Indenture Act

Every supplemental indenture executed pursuant to this Article 15 shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 15.6 Reference in Debentures to Supplemental Indentures

Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 15 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Corporation shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Corporation, to any such supplemental indenture may be prepared and executed by the Corporation and authenticated and delivered by the Trustee in exchange for outstanding Debentures.

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Section 15.7 Notice of Supplemental Indentures

Promptly after the execution by the Corporation and the Trustee of any supplemental indenture pursuant to the provisions of Section 15.1 or Section 15.2, the Corporation shall give notice thereof to the Holders of each outstanding Debenture affected, in the manner provided for in Section 13.2, setting forth in general terms the substance of such supplemental indenture.

ARTICLE 16– EXECUTION AND FORMAL DATE

Section 16.1 Execution

This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

Section 16.2 Formal Date

For the purpose of convenience this Indenture may be referred to as bearing the formal date of February 21, 2023 irrespective of the actual date of execution hereof.

Section 16.3 Contracts of the Corporation

The directors of the Corporation, in incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the affairs of the Corporation, are and will be conclusively deemed to be, acting for and on behalf of the Corporation, and not in their own personal capacities. None of the directors will be subject to any personal liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses (including legal expenses) against or with respect to the Corporation or in respect to the affairs of the Corporation. No property or assets of the directors, owned in their personal capacity or otherwise, will be subject to any levy, execution or other enforcement procedure with regard to any obligations under this Indenture or the Debentures. No recourse may be had or taken, directly or indirectly, against the directors in their personal capacity. The Corporation will be solely liable therefor and resort will be had solely to the property and assets of the Corporation for payment or performance thereof.

No holder of Common Shares as such will be subject to any personal liability whatsoever, whether contractually or otherwise, to any party to this Indenture or pursuant to the Debentures in connection with the obligations or the affairs of the Corporation or the acts or omissions of the directors of the Corporation, whether under this Indenture, the Debentures or otherwise, and the other parties to this Indenture and the holders of the Debentures will look solely to the property and assets of the Corporation for satisfaction of claims of any nature arising out of or in connection therewith and the property and assets of the Corporation only will be subject to levy or execution.

[Signature pages follow]

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The parties have executed this Indenture.

CANOPY GROWTH CORPORATION

By:	/s/ Judy Hong
Name: Judy Hong
Title: Chief Financial Officer

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Sinead O’Doherty
Name: Sinead O’Doherty
Title: Corporate Trust Officer

By:	/s/ Karl Burgess
Name: Karl Burgess
Title: General Manager

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Schedule A – Form of Debenture

No. [●]

$[●] or such lesser amount as indicated in the Schedule of Conversions, as maintained by the Trustee in accordance with the terms of the Indenture

CANOPY GROWTH CORPORATION

(A corporation incorporated under the laws of Canada)

5.00% CONVERTIBLE SENIOR UNSECURED DEBENTURE

DUE FEBRUARY 28, 2028

CANOPY GROWTH CORPORATION (the “Corporation”) for value received hereby acknowledges itself obligated and, subject to the provisions of the Indenture (the “Indenture”) dated as of February 21, 2023 between the Corporation and Computershare Trust Company of Canada (the “Trustee”), promises to deliver to the registered holder hereof on February 28, 2028 or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture (any such date, the “Maturity Date”) such number of Common Shares as is equal to the principal amount hereof divided by a dollar amount equal to 92.5% of the VWAP of the Common Shares on the Exchange during the three consecutive Trading Days ending on the Business Day immediately prior to the Date of Conversion (the “Conversion Price”) on presentation and surrender of this Debenture at the main branch of the Trustee in Vancouver, British Columbia in accordance with the terms of the Indenture and to deliver Common Shares based upon the Conversion Price in satisfaction of any interest on the principal amount hereof in accordance with the terms of the Indenture. Any and all amounts payable under the Indenture or this Debenture shall be paid in Common Shares and for greater certainty, in no event shall any cash payment or any other property of the Corporation be payable by the Corporation to the Debentureholders in connection with, or as a result of, the issuance, conversion or repayment of the Debentures.

This Debenture is one of the 5.00% Convertible Senior Unsecured Debentures (referred to herein as the “Debentures”) of the Corporation issued or issuable under the provisions of the Indenture. The Debentures authorized for issue immediately are limited to an aggregate principal amount of $150,000,000 in lawful money of the United States. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Debentures are or are to be issued and held and the rights and remedies of the holders of the Debentures and of the Corporation and of the Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Debenture by acceptance hereof assents.

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The Debentures are issuable only in denominations of $1,000 and integral multiples of $1,000 thereof. Upon compliance with the provisions of the Indenture, Debentures of any denomination may be exchanged for an equal aggregate principal amount of Debentures in any other authorized denomination or denominations.

Any part, being $1,000 or an integral multiple of $1,000 thereof, of the principal of this Debenture, provided that the principal amount of this Debenture is in a denomination in excess of $1,000, is convertible, at the option of the holder hereof, upon surrender of this Debenture at the principal office of the Trustee in Vancouver, British Columbia, at any time prior to the close of business on the Maturity Date or, if called for conversion pursuant to a Change of Control (as defined in the Indenture) on the Business Day immediately prior to the payment date, into Common Shares at the Conversion Price, all subject to the terms and conditions and in the manner set forth in the Indenture. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Common Shares will be issued and where the aggregate number of Common Shares to be issued to a Debentureholder would result in a fraction of a Common Share being issuable, the number of Common Shares to be received by such holder shall be rounded down to the nearest whole Common Share. Holders converting their Debentures will receive accrued and unpaid interest thereon payable in Common Shares.

The obligations evidenced by this Debenture, and by all other Debentures now or hereafter certified and delivered under the Indenture, is a direct senior unsecured obligation of the Corporation, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Secured Indebtedness, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

It is hereby acknowledged confirmed and agreed that (i) each payment hereunder on principal, premium, if any, interest, if any, or (ii) any conversion of this Debenture will only be settled by the payment and delivery of Common Shares and in no event will any cash payment or other property be payable by the Corporation to the holder of this Debenture in connection with, or as a result of, the issuance, conversion or repayment of this Debenture. Furthermore, notwithstanding anything to the contrary in the Indenture or the Debentures including, for greater certainty, Section 8.4 of the Indenture, the recourse of the Trustee (on behalf of the Debentureholders) and Debentureholders against the Corporation and the Corporation’s liability under the Indenture and under the Debentures shall be limited solely to the payment and delivery of Common Shares and the Trustee (on behalf of the Debentureholders) and Debentureholders shall not have any right to payment from the Corporation or against any of the Corporation’s property or assets other than Common Shares. For the avoidance of doubt, to the extent that the Trustee (on behalf of the Debentureholders) and Debentureholders receive such number of Common Shares as is equal to the sum of the aggregate principal amount of such Debentures outstanding at such time (or until payment is received by the Trustee) plus all accrued and unpaid interest thereon (subject to Section 7.10) divided by the Conversion Price as of such date, then the Corporation shall have no liability under the Debentures or the Indenture and the Trustee (on behalf of the Debentureholders) and Debentureholders shall have no recourse under the Debentures or the Indenture and the Debentures shall have no force and effect and shall be automatically deemed to be surrendered and cancelled. Notwithstanding the foregoing or anything to the contrary in the Indenture or the Debentures including, for greater certainty, Section 8.6 of the Indenture, in no event (including, for greater certainty, on maturity) shall the

A - 2	INDENTURE

Corporation issue, be required to issue or be deemed to have issued a number of Common Shares upon conversion or otherwise pursuant to the Debentures (including, for greater certainty on account of any principal, premium, if any, interest, if any) in excess of 19.99% of the number of Common Shares issued and outstanding as of the date hereof, being 98,929,320 Common Shares, and if and after such number of Common Shares have been issued, the remaining issued and outstanding Debentures shall be automatically deemed to be surrendered and cancelled.

Notwithstanding anything to the contrary in the Indenture or this Debenture including, for greater certainty, the provisions of Section 8.6 of the Indenture, in no event (including, for greater certainty, on maturity) shall the Corporation issue, be required to issue or be deemed to have issued a number of Common Shares upon conversion or otherwise pursuant to the Indenture or this Debenture (including, for greater certainty on account of any principal, premium, if any, interest, if any) and no Debentureholder shall have the right to convert (on maturity or otherwise) any portion of this Debenture pursuant to the terms and conditions of the Indenture or this Debenture and any such conversion shall be null and void and treated as if never made, in each case, to the extent that after giving effect to such conversion, any Debentureholder together with the other Attribution Parties collectively would beneficially own or exercise control or direction over, directly or indirectly in excess of the Maximum Percentage of the Common Shares outstanding immediately after giving effect to such conversion. In the event that the issuance of Common Shares under the Indenture or this Debenture on the Maturity Date (and not prior to) would result in a Debentureholder (collectively with any other Attribution Parties) beneficially owning or being able to exercise control or direction over, directly or indirectly, the Maximum Percentage of the Common Shares outstanding immediately after giving effect to such conversion or issuance, such number of Common Shares up to but not in excess of the Maximum Percentage shall be issued and after such number of Common Shares have been issued, the remaining issued and outstanding Debentures shall be automatically deemed to be surrendered and cancelled. For purposes of this paragraph, the aggregate number of Common Shares beneficially owned by a Debentureholder and the other Attribution Parties shall include the number of Shares held by such Debentureholder and all other Attribution Parties plus the number of Common Shares issuable upon conversion of this any Debentures with respect to which the determination of such sentence is being made, but shall exclude Common Shares which would be issuable upon (A) conversion of the remaining, nonconverted portion of a Debenture beneficially owned by such Debentureholder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by such Debentureholder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in Section 8.6 of the Indenture. For purposes of this Debenture and Section 8.6(4) of the Indenture, beneficial ownership shall be calculated in accordance with Section 13(d) of the U.S. Securities Exchange Act. For purposes of determining the number of outstanding Common Shares a Debentureholder may acquire upon the conversion of Debentures without exceeding the Maximum Percentage, the Debentureholder may rely on the number of outstanding Common Shares as reflected in the most recent of (x) the Corporation’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Corporation or (z) any other written notice by the Corporation or its transfer agent, if any, setting forth the Reported Outstanding Share

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Number. If the Corporation receives a conversion notice from a Debentureholder at a time when the actual number of outstanding Common Shares is less than the Reported Outstanding Share Number, the Corporation shall notify the Debentureholder in writing of the number of Common Shares then outstanding and, to the extent that such conversion notice would otherwise cause such Debentureholder’s beneficial ownership, as determined pursuant to Section 8.6(4) of the Indenture, to exceed the Maximum Percentage, such Debentureholder must notify the Corporation of a reduced number of Common Shares to be converted pursuant to such conversion notice. For any reason at any time, upon the written or oral request of a Debentureholder, the Corporation shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Trustee and the Placement Agent the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Debentures, by the applicable Debentureholder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Shares to a Debentureholder upon conversion of Debentures results in such Debentureholder and the other Attribution Parties being deemed to beneficially own or exercise control or direction over, directly or indirectly, in the aggregate, more than the Maximum Percentage of the number of outstanding Common Shares (as determined under Section 13(d) of the U.S. Securities Exchange Act), the number of shares so issued by which such Debentureholder’s and the other Attribution Parties’ aggregate beneficial ownership or control exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Debentureholder shall not have the power to vote or to transfer the Excess Shares. The provisions of this paragraph shall be construed and implemented in strict conformity with the terms of Section 8.6(4) of the Indenture to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in Section 8.6(4) of the Indenture or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Debenture and any and all Debentures.

Notwithstanding anything to the contrary in the Indenture or this Debenture including, for greater certainty, the provisions of Section 8.6 of the Indenture, it is hereby acknowledged and agreed that the limitations contained in Section 8.6 of the Indenture shall not apply to the rights and protections of the Trustee under Section 14.14 of the Indenture.

The Indenture contains provisions binding upon all holders of Debentures outstanding thereunder and instruments signed by the holders of a specified percentage of Debentures outstanding, which resolutions or instruments may have the effect of amending the terms of this Debenture or the Indenture.

The Indenture contains provisions disclaiming any personal liability on the part of holders of Common Shares and officers, directors and employees of the Corporation in respect of any obligation or claim arising out of the Indenture or this Debenture.

This Debenture is not transferrable and no transfer, sale, assignment or other disposition of this Debenture or any part thereof or amount evidenced thereby shall be valid unless (i) all of the

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Debentures (including, for greater certainty, this Debenture) issued and outstanding pursuant to the Indenture are transferred in whole and not in part to a single Person, (ii) such transfer is made with the prior written consent of the Corporation, such consent not to be unreasonably withheld (and provided that such consent shall be deemed not to be unreasonably withheld if the assignee has not agreed to purchase and assume all obligations relating to or in connection with the Second Tranche, subject to the Second Tranche Conditions, to the extent that Second Tranche has not previously occurred) and (iv) such transfer is made, and the conversion of the Debentures (including, for greater certainty, this Debenture) following such transfer will be made, in compliance with Applicable Securities Legislation.

This Debenture shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture.

Capitalized words or expressions used in this Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture. In the event of any inconsistency between the terms of this Debenture and the Indenture, the terms of the Indenture shall govern. However, all terms used in this Debenture which are defined in the Trust Indenture Act, either directly or by reference therein, or which are by reference therein defined in the U.S. Securities Act, (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the U.S. Securities Act, as applicable.

Additionally, this Debenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Debenture and is, to the extent applicable, governed by such provisions and, if and to the extent that any provision hereof or thereof limits, qualifies or conflicts with any mandatory provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Debenture, the Trust Indenture Act provision shall control (and notwithstanding any provisions of the Indenture, any supplemental indenture or this Debenture to the contrary).

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IN WITNESS WHEREOF the Corporation has caused this Debenture to be signed by its authorized representatives as of [●], [●].

CANOPY GROWTH CORPORATION

By:

TRUSTEE’S CERTIFICATE

This Debenture is one of the 5.00% Convertible Senior Unsecured Debentures due February 28, 2028 referred to in the Indenture within mentioned.

Dated:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Name:
Title:

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REGISTRATION PANEL

(No writing hereon except by Trustee or other registrar)

Date of Registration	In Whose Name Registered	Signature of Trustee or Registrar

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Schedule B – Form of Notice of Conversion

CONVERSION NOTICE

To:	CANOPY GROWTH CORPORATION and COMPUTERSHARE TRUST COMPANY OF CANADA

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of 5.00% Convertible Senior Unsecured Debentures irrevocably elects to convert such Debentures (or $[•] principal amount thereof and all accrued and unpaid interest on such principal amount being converted up to but excluding the date hereof (such interest being $[•]) for a total conversion amount of $[•]*) in accordance with the terms of the Indenture referred to in such Debentures and tenders herewith the Debentures and directs that the Common Shares of CANOPY GROWTH CORPORATION issuable upon a conversion be issued and delivered to the person indicated below.

The undersigned hereby directs that the said Common Shares be issued as follows:

☐  Check here if requesting delivery of such Common Shares as a certificate pursuant to the following instructions:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF COMMON SHARES

☐  Check here if requesting delivery of such Common Shares electronically with The Canadian Depository for Securities as follows:

Registration:	CDS & Co., 85 Richmond Street West, Toronto, ON

CDS Participant:	National Bank Financial

CUID Number:	NBCS

Deposit ID:

Contact Name, Phone & Email:	Gail O’Connor, [Omitted pursuant to Item 601(a)(6)]________________________________________

Dated:

(Signature of Registered Holder)

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*	If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must be $1,000 or integral multiples of $1,000 thereof).
*	Indicate in the space provided the accrued and unpaid interest up to but excluding the date hereof on such principal amount being converted

NOTE:	If Common Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

(Print name in which Common Shares are to be issued, delivered and registered)

Name:

Address

(City, Province and Postal Code)

Name of guarantor:

Authorized signature:

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Schedule C – Form of Schedule of Conversions

The following conversions to Common Shares have taken place:

Date of Conversion	Conversion Price as of Date of Conversion	Principal Amount Converted to Common Shares	Interest Converted to Common Shares in respect of Principal Amount Converted	Principal Amount of Debenture Remaining	Signature of authorized officer of Registrar or Trustee

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